                                                                    EXHIBIT 10.1


                                                                  EXECUTION COPY



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                                U.S. $15,000,000


                                CREDIT AGREEMENT


                            DATED AS OF MAY 31, 1995


                                     AMONG


                         MHI ACQUISITION CORPORATION I
             (to be merged with and into Milestone Healthcare, Inc.
         with Milestone Healthcare, Inc. as the surviving corporation)


                                AS THE BORROWER,



                                VARIOUS LENDERS



                                      AND



                           INTERNATIONALE NEDERLANDEN
                          (U.S.) CAPITAL CORPORATION,

                          AS THE AGENT FOR THE LENDERS



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                               TABLE OF CONTENTS


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ARTICLE 1.         DEFINITIONS

         1.1.      Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
         1.2.      Use of Defined Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32
         1.3.      Cross-References   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32
         1.4.      Accounting and Financial Determinations  . . . . . . . . . . . . . . . . . . . .          32

ARTICLE 2.         COMMITMENTS

         2.1.      Term Loan and Revolving Loan Commitment  . . . . . . . . . . . . . . . . . . . .          32
         2.1.1.    Term Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32
         2.1.2.    Revolving Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
         2.1.3.    Agent and Lenders Not Required to Extend Credit under
                     Revolving Credit Commitment  . . . . . . . . . . . . . . . . . . . . . . . . .          33
         2.2.      Changes in Advance Ratios; Establishment of Reserves   . . . . . . . . . . . . .          33
         2.2.1.    Advance Ratios   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
         2.2.2.    Reserves   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
         2.3.      Commitment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          34
         2.4.      Increased Costs; Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . .          34

ARTICLE 3.         LOANS AND NOTES

         3.1.      Borrowing Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          36
         3.2.      Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          36
         3.3.      Principal Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37
         3.3.1.    Repayments and Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . .          37
         3.3.2     Prepayment Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          39
         3.3.3.    Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
         3.3.4.    Revolving Loans on Borrower's Behalf   . . . . . . . . . . . . . . . . . . . . .          40
         3.4.      Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
         3.4.1.    Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
         3.4.2.    Continuation and Conversion Elections  . . . . . . . . . . . . . . . . . . . . .          41
         3.4.3.    Post-Default Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41
         3.4.4.    Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          41
         3.4.5.    Rate Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          42
         3.4.6.    Limitation on Types of Loans   . . . . . . . . . . . . . . . . . . . . . . . . .          42
         3.4.7.    Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
         3.4.8.    Treatment of Affected Loans  . . . . . . . . . . . . . . . . . . . . . . . . . .          43
         3.4.9.    Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
         3.5.      Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          44
         3.6.      Payments, Interest Rate Computations, Other Computations, etc.   . . . . . . . .          45
         3.7.      Proration of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46
         3.8.      Set off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46
         3.9.      Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47

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ARTICLE 4.         CONDITIONS TO LOANS

         4.1.      Initial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47
         4.1.1.    Resolutions, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47
         4.1.2.    Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
         4.1.3.    Borrowing Base Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . .          48
         4.1.4.    Capital Contribution, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .          48
         4.1.5.    Release of Liens on Assets   . . . . . . . . . . . . . . . . . . . . . . . . . .          49
         4.1.6.    No Contest, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
         4.1.7.    Certificate as to Completed Conditions, Warranties,
                     No Default, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          49
         4.1.8.    Documents Relating to Equity Investments in Holding
                     Company, Subordinated Indebtedness, Management Incentive
                     Plan, Founder Performance Stock Purchase Agreements,
                     and Stockholders' Agreement  . . . . . . . . . . . . . . . . . . . . . . . . .          49
         4.1.9.    Compliance with Requirements of Law  . . . . . . . . . . . . . . . . . . . . . .          50
         4.1.10.   Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          50
         4.1.11.   Closing Fees, Expenses, etc.   . . . . . . . . . . . . . . . . . . . . . . . . .          50
         4.1.12.   Holding Company Guaranty and Subsidiary Guaranty   . . . . . . . . . . . . . . .          50
         4.1.13.   Security Documents and Perfection  . . . . . . . . . . . . . . . . . . . . . . .          50
         4.1.14.   Employment Agreements; Compensation  . . . . . . . . . . . . . . . . . . . . . .          51
         4.1.15.   Pension and Welfare Liabilities  . . . . . . . . . . . . . . . . . . . . . . . .          51
         4.1.16.   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
         4.1.17.   Key Man Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
         4.1.18.   Warrant Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
         4.1.19.   Financial Information, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .          52
         4.1.20.   Solvency, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
         4.1.21.   Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          52
         4.1.22.   Management Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
         4.1.23.   Stockholders' Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
         4.1.24.   Other Documents, Certificates, Etc.  . . . . . . . . . . . . . . . . . . . . . .          53
         4.2.      All Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
         4.2.1.    Compliance with Warranties, No Default, etc.   . . . . . . . . . . . . . . . . .          53
         4.2.2.    Borrowing Request, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
         4.2.3.    Satisfactory Legal Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
         4.2.4.    Margin Regulations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
         4.2.5.    Adverse Change   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
         4.2.6.    Change in Law.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55

ARTICLE 5.         WARRANTIES, ETC.

         5         Warranties, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          55
         5.1.      Organization, Power, Authority, etc.   . . . . . . . . . . . . . . . . . . . . .          55
         5.2.      Due Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56
         5.3.      Validity, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56
         5.4.      Financial Information; Solvency  . . . . . . . . . . . . . . . . . . . . . . . .          56
         5.5.      Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          57
         5.6.      Absence of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          57
         5.7.      Litigation; Legislation, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .          57
         5.8.      Regulations, G, T, U and X   . . . . . . . . . . . . . . . . . . . . . . . . . .          58
         5.9.      Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          58
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         5.10.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          58
         5.11.     Pension and Welfare Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . .          58
         5.12.     Labor Controversies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          60
         5.13.     Ownership of Properties; Collateral  . . . . . . . . . . . . . . . . . . . . . .          61
         5.14.     Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
         5.15.     Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          61
         5.16.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
         5.17.     Certain Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
         5.18.     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
         5.19.     No Burdensome Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . .          62
         5.20.     Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
         5.21.     Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
         5.22.     Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
         5.23.     Condition of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
         5.24.     Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
         5.25.     Acquisition Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
         5.26.     Trade Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64
         5.27.     Medicare, Medicaid, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .          64

ARTICLE 6.         COVENANTS

         6.1.      Affirmative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64
         6.1.1.    Financial Information, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .          64
         6.1.2.    Maintenance of Corporate Existence, etc.   . . . . . . . . . . . . . . . . . . .          67
         6.1.3.    Foreign Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
         6.1.4.    Payment of Taxes, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
         6.1.5.    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
         6.1.6.    Notice of Default, Litigation, etc.  . . . . . . . . . . . . . . . . . . . . . .          68
         6.1.7.    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          70
         6.1.8.    Maintenance of Properties, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .          70
         6.1.9.    Maintenance of Licenses and Permits.   . . . . . . . . . . . . . . . . . . . . .          70
         6.1.10.   Employee Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          70
         6.1.11.   Environmental Management   . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
         6.1.12.   Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
         6.1.13.   Interest Rate Protection   . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
         6.1.14.   Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
         6.1.15.   Merger of Milestone Management into Milestone  . . . . . . . . . . . . . . . . .          71
         6.1.16.   Assumption Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
         6.2.      Negative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
         6.2.1.    Business Activities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
         6.2.2.    Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          72
         6.2.3.    Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          73
         6.2.4.    Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          75
         6.2.5.    Capital Expenditures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          77
         6.2.6.    Lease Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          77
         6.2.7.    Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          78
         6.2.8.    Restricted Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .          79
         6.2.9.    Take or Pay Contracts; Sale/Leasebacks   . . . . . . . . . . . . . . . . . . . .          79
         6.2.10.   Consolidation, Merger, Subsidiaries, etc.  . . . . . . . . . . . . . . . . . . .          80
         6.2.11.   Asset Dispositions, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .          80
         6.2.12.   Modification of Organic Documents, etc.  . . . . . . . . . . . . . . . . . . . .          81
         6.2.13.   Transactions with Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . .          81
         6.2.14.   Inconsistent Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          82
         6.2.15.   Limitations on Issuance of Stock   . . . . . . . . . . . . . . . . . . . . . . .          82
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         6.2.16.   Change in Accounting Method  . . . . . . . . . . . . . . . . . . . . . . . . . .          82
         6.2.17.   Change in Fiscal Year End  . . . . . . . . . . . . . . . . . . . . . . . . . . .          82
         6.2.18.   Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          82
         6.2.19.   Modification of Certain Documents  . . . . . . . . . . . . . . . . . . . . . . .          82
         6.2.20.   Prohibition on Voluntary Prepayments of Subordinated
                     Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          83
         6.2.21.   Limitation on Restrictions on Subsidiary Dividends   . . . . . . . . . . . . . .          83

ARTICLE 7.         EVENTS OF DEFAULT

         7.1.      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          83
         7.1.1.    Non-Payment of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . .          83
         7.1.2.    Non-Performance of Certain Covenants   . . . . . . . . . . . . . . . . . . . . .          84
         7.1.3.    Defaults Under Other Loan Documents; Non-Performance of
                     Other Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          84
         7.1.4.    Bankruptcy, Insolvency, etc.   . . . . . . . . . . . . . . . . . . . . . . . . .          84
         7.1.5.    Breach of Warranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          85
         7.1.6.    Default on Other Indebtedness, etc.  . . . . . . . . . . . . . . . . . . . . . .          85
         7.1.7.    Failure of Valid, Perfected Security Interest  . . . . . . . . . . . . . . . . .          85
         7.1.8.    Employee Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          85
         7.1.9.    Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          86
         7.1.10.   Loss of Permits, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          86
         7.1.11.   Warrant Documents, Subordinated Debt Documents, Etc.   . . . . . . . . . . . . .          87
         7.2.      Action if Bankruptcy   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          87
         7.3.      Action if Other Event of Default   . . . . . . . . . . . . . . . . . . . . . . .          87

ARTICLE 8.         THE AGENT

         8.1.      Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          87
         8.2.      Funding Reliance, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          88
         8.3.      Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          88
         8.4.      Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          89
         8.5.      Loans by the Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          89
         8.6.      Credit Decisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          89
         8.7.      Copies, etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          90

ARTICLE 9.         MISCELLANEOUS

         9.1.      Waivers, Amendments, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .          90
         9.2.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          91
         9.3.      Costs and Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          92
         9.4.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          92
         9.5.      Survival   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          94
         9.6.      Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          94
         9.7.      Headings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          95
         9.8.      Counterparts, Effectiveness, etc.  . . . . . . . . . . . . . . . . . . . . . . .          95
         9.9.      Governing Law; Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . .          95
         9.10.     Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          96
         9.11.     Sale and Transfers, Participations, etc.   . . . . . . . . . . . . . . . . . . .          96
         9.12.     Other Transactions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          99
         9.13.     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          99


                                                                                                           Page
                                                                                                           ----
         9.14.     Change in Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . .          99
         9.15.     Waiver of Jury Trial, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . .         100
         9.16.     Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         100
         9.17      Usury Savings Clause   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         100
         9.18      Effectiveness of Execution and Delivery by Milestone   . . . . . . . . . . . . .         101


SCHEDULES AND EXHIBITS

Schedule 1        -    Disclosure Schedule

Exhibit A-1       -    Revolving Note
Exhibit A-2       -    Term Note
Exhibit B         -    Borrowing Base Certificate
Exhibit C         -    Borrowing Request
Exhibit D         -    Compliance Certificate
Exhibit E         -    Continuation/Conversion Notice
Exhibit F         -    Transfer Supplement
Exhibit G         -    Assumption Agreement
Exhibit H         -    Joinder for Interest Rate Contract Counterparty

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of May 31, 1995, among MHI ACQUISITION CORPORATION I, a Delaware corporation ("Mergerco I"), Milestone Healthcare, Inc., a Delaware corporation ("Milestone"), various lenders as are, or may become, parties hereto (individually a "Lender" and, collectively, the "Lenders"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders.


                              W I T N E S S E T H:

RECITALS.

                 A. Pursuant to a Plan and Agreement of Reorganization, dated as of May 31, 1995, by and among Healthtrust, Inc. - The Hospital Company, a Delaware corporation, Coralstone Management, Inc., a Delaware corporation, Milestone, Milestone Healthcare Management, Inc., a Delaware corporation ("Milestone Management"), MHI Acquisition, Inc., a Delaware corporation (the "Holding Company"), Mergerco I and MHI Acquisition Corporation II, a Delaware corporation ("Mergerco II"), the Holding Company has agreed to acquire Milestone, its Subsidiaries and Milestone Management;

                 B. In order to effect the Acquisition, Mergerco I will be merged with and into Milestone, with Milestone surviving such merger and becoming a wholly-owned Subsidiary of the Holding Company, and Mergerco II will be merged with and into Milestone Management with Milestone Management surviving such merger and becoming a wholly-owned Subsidiary of the Holding Company; immediately thereafter Milestone Management will be merged with and into Milestone, with Milestone surviving such merger as a wholly-owned Subsidiary of the Holding Company;

                 C. Mergerco I desires to obtain from the Lenders (a) a Revolving Loan Commitment in an aggregate amount of up to Five Million Dollars ($5,000,000), pursuant to which Revolving Loans will be made to the Borrower from time to time prior to the Revolving Loan Commitment Termination Date and
(b) a Term Loan in an aggregate amount of Ten Million Dollars ($10,000,000) having a final maturity on May 31, 2000;

                 D. The Lenders are willing, on the terms and conditions hereinafter set forth (including, without limitation, Articles 2 and 4), to extend such Revolving Loan Commitment and to make such Term Loan; and

                 E. The Revolving Loans and the Term Loan, will be used in the manner described in Section 3.9 below;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:


                                   ARTICLE 1.

                                  DEFINITIONS

                 SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

                 "Account" means any "account" (as such term is defined in Section 9-106 of the UCC) of the Borrower or its Subsidiaries arising from the sale or lease of goods or providing of services in the ordinary course of business.

                 "Account Debtor" means any Person who is or may become obligated to the Borrower or its Subsidiaries under, with respect to, or on account of, an Account.

                 "Accreditation" means certification by the Joint Commission for Accreditation of Health Care Organizations that a facility or business fully complies with the standards for the operation of such facility or business.

                 "Acquisition" means the acquisition by the Holding Company from the Sellers of the Milestone Companies in exchange for the payment of the Purchase Price pursuant to the terms and conditions of the Acquisition Agreement, including, without limitation, the Merger and the Milestone Management Merger.

                 "Acquisition Agreement" means that certain Plan and Agreement of Reorganization, dated as of May 31, 1995, by and among the Sellers, Milestone, Milestone Management, the Holding Company, Mergerco I and Mergerco II, as amended, modified or supplemented to the date hereof.

                 "Additional Management Options" means options to purchase Stock of the Holding Company granted after the Closing Date to an Eligible Investor or other key employee of the Holding Company or any of its Subsidiaries, provided such Stock shall not exceed in the aggregate seven percent (7%) of the Fully Diluted Stock of the Holding Company.

                 "Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                 (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person; or

                 (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise;

provided that the holding by any Lender of any Warrants (or the Stock into which such Warrants are converted) shall not be deemed to constitute such Lender an Affiliate of the Borrower hereunder. Notwithstanding the forgoing, Morgan Stanley and the Eligible Investors shall be "Affiliates" of the Holding Company, the Borrower and its Subsidiaries.

                 "Agent" means ING as agent for the Lenders pursuant hereto, or such other Person as shall have subsequently been appointed as the successor agent pursuant to Section 8.4.

                 "Agreement" means, on any date, this Credit Agreement as originally in effect on the Closing Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

                 "Applicable Lending Office" means, with respect to any Lender, the branch or office of such Lender at which Loans of a certain type are maintained.

                 "Approval" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Notes or any other Loan Document, for the granting of any security contemplated hereby or thereby, for the validity or enforceability hereof or thereof, or for the consummation of the transaction contemplated by the Loan Documents and the Warrant Documents, including, without limitation, the Acquisition.

                 "Assumption Agreement" means the Assumption Agreement, dated as of the Closing Date, executed and delivered by Milestone in favor of the Agent and the Lenders in the form of Exhibit G attached hereto.

                 "Authorized Officer" means, relative to any Loan Party those officers of such Loan Party whose signatures, incumbency and authority shall have been certified to the Agent and the Lenders pursuant to Section 4.1.1.

                 "Base Rate Loans" means Loans, or portions thereof, interest rates on which are determined on the basis of the ING Alternate Base Rate.

                 "Borrower" means (a) at all times prior to the effective time of the Merger, Mergerco I, and (b) at all times on and after the effective time of the Merger, Milestone; provided, however, that for purposes of Article 5 of this Agreement references to the Borrower shall mean (i) at all times prior to the effective time of the Merger and the Milestone Management Merger, each of Mergerco I, Mergerco II, Milestone and Milestone Management, (ii) at all times from and after the effective time of the Merger and the Milestone Management Merger until the effective time of the merger required under Section 6.1.15, each of Milestone and Milestone Management, and (iii) from and after the merger required under Section 6.1.15, Milestone.

                 "Borrower Pledge Agreement" means the Stock and Notes Pledge Agreement, dated as of the date hereof, pursuant to which the Borrower will pledge to the Agent, for itself and the ratable benefit of the Lenders, all of the issued and outstanding stock of its Subsidiaries and all Subsidiary Notes issued to it by its Subsidiaries, as security for the Obligations.

                 "Borrowing" means the Loans or portions thereof of the same type and, in the case of Eurodollar Loans, having the same Interest Period, in each case made, converted or continued by the Lenders on the same Business Day pursuant to the same Borrowing Request or Continuation/Conversion Notice in accordance with Sections 3.1 or 3.4.2.

                 "Borrowing Base" means an amount equal to: (a) eighty percent (80%) of Eligible Accounts, as the percentage set forth in this clause (a) may be increased or decreased pursuant to Section 2.2.1 hereof, minus (b) reserves established from time to time pursuant to Section 2.2.2 hereof.

                 "Borrowing Base Certificate" means a certificate of the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit B attached hereto.

                 "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower in the form of Exhibit C attached hereto.

                 "Business Day" means:

                 (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York or Dallas, Texas; and

                 (b) relative to the making, continuing, prepaying or repaying of any Eurodollar Loans, any day on which dealings in Dollars are carried on in the London interbank market.

                 "Capitalized Lease Liabilities" means all monetary obligations of the Borrower and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

                 "Cash Equivalent Investment" means, at any time:

                 (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than one (1) year or (ii) which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within one (1) year from the time of purchase so long as such direct obligation remains in the possession of the Borrower or in the possession of any Lender and (iii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated AA or better by Moody's Investors Service, Inc.;

                 (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than one (1) year, issued by any Lender or by any Eligible Lending Institution;

                 (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one (1) year;

                 (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature; and

                 (e) any Investments permitted by Borrower's investment policy, as amended from time to time, provided such investment policy (and any such amendment thereto) has been approved by the Required Lenders.

                 "Cash Flow" means, for any period, an amount equal to (without duplication) the consolidated Net Income of the Borrower and its Subsidiaries, plus depreciation, amortization of intangible assets and other non-cash charges of the Borrower and its Subsidiaries, minus non-cash credits and revenues, plus decreases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness), minus increases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness).

                 "CHAMPUS" means the Civilian Health and Medical Program of the Uniform Services, a program of medical benefits covering retirees and dependents of a member or a former member of the

Uniform Services, provided, financed and supervised by the United States Department of Defense and established by 10 U.S.C. Sections 1071 et seq.

                 "Change in Control" means (a) the failure of the Holding Company to own 100% of the issued and outstanding Stock of the Borrower, (b) the failure of Morgan Stanley and the Eligible Investors to own at least 81.4% of the issued and outstanding Stock of the Holding Company, other than as a result of the repurchase of Stock of the Holding Company from the Eligible Investors pursuant to the Founder Performance Stock Purchase Agreements or the issuance of Stock of the Holding Company upon exercise of any Additional Management Options or Warrants, (c) the failure of the Eligible Investors to own at least 25.9% of the issued and outstanding Stock of the Holding Company, other than as a result of the repurchase of Stock of the Holding Company pursuant to the Founder Performance Stock Purchase Agreements or the issuance of Stock of the Holding Company upon exercise of any Additional Management Options or Warrants, (d) the failure of Morgan Stanley to own at least 55.5% of the issued and outstanding Stock of the Holding Company, other than as a result of the issuance of Stock of the Holding Company upon exercise of any Original Management Options, Additional Management Options or Warrants, (e) the failure of Morgan Stanley to own at least 41.8% of the Fully Diluted Stock of the Holding Company (without taking into account Fully Diluted Stock issuable upon exercise of any Additional Management Options), (f) the failure of Morgan Stanley to have the power to elect at least 40% of the Holding Company's board of directors and to jointly designate, voting as a class together with the Eligible Investors, at least an additional 20% of the Holding Company's board of directors, or (g) the failure of any of the registered investment companies comprising Morgan Stanley to be managed by Morgan Stanley & Co. Incorporated or one of its wholly-owned Affiliates.

                 "Charges" means all federal, state, county, city, municipal, local, foreign or other governmental (including, without limitation, PBGC) (a) taxes at the time due and payable and (b) levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the Borrower's and its Subsidiaries' employees, payroll, income or gross receipts, (iv) the Borrower's and its Subsidiaries' ownership or use of their assets, or (v) any other aspect of the Borrower's and its Subsidiaries' business.

                 "Closing Date" means the date of the initial Borrowing hereunder.

                 "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Borrower or any Subsidiary in and upon which a Lien is granted to the Agent, for its benefit and the ratable benefit of the Lenders, under any of the Loan Documents.

                 "Commitment" means, collectively, the Lenders' Revolving Loan Commitments.

                 "Commitment Letter" means the Commitment Letter dated April 20, 1995 among the Holding Company, Morgan Stanley and ING.

                 "Commonly Controlled Entity" means an entity or trade or business, whether or not incorporated, which is from time to time a member of a controlled group or a group under common control with the Borrower within the meaning of Sections 414(b), 414(c), 414(m) or 414(o) of the IRC or Section 4001(a)(14) of ERISA.

                 "Compliance Certificate" means a certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit D attached hereto, together with such changes as the Required Lenders may from time to time reasonably request through the Agent for purposes of monitoring the Borrower's compliance herewith.

                 "Consolidated Capital Expenditures" means, for any period, without duplication, the sum of:

                 (a) to the extent capitalized pursuant to Borrower's capitalization policy as in effect on the Closing Date, the gross dollar amount of additions and capital repairs during such period to property, plant, equipment and other fixed assets of the Borrower and its Subsidiaries, including those additions and capital repairs made in the ordinary course of business, plus

                 (b) the aggregate amount of Capitalized Lease Liabilities incurred during such period by the Borrower and its Subsidiaries.

                 "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower in the form of Exhibit E attached hereto.

                 "Contract" means an agreement or agreements pursuant to or under which an Account Debtor shall be obligated to pay for services rendered or merchandise sold to patients of any Person from time to time, or for services performed under any Management Contract or under any Medicare Provider Agreement or Medicaid Provider Agreement.

                 "Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound, excluding, in the case of the Holding Company, the Borrower and any Subsidiary, the Loan Documents and the Warrant Documents.

                 "Default" means any Event of Default or any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

                 "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the consent of the Required Lenders as provided in Section 4.2.2.

                 "Dollar" and the sign "$" mean lawful money of the United
States.

                 "EBITDA" means, for any period, an amount equal to Net Income plus (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation, amortization of intangible assets and other non-cash charges, minus (to the extent included in determining Net Income) non-cash credits and revenues, in each case for the Borrower and its Subsidiaries on a consolidated basis.

                 "Eligible Accounts" means the net outstanding balance, less all finance charges, late fees and other fees which are unearned, of all Government Accounts, Insurance Accounts and Management Accounts of the Borrower and its Subsidiaries, provided that no Account shall be deemed eligible if:

                 (a) any representation or warranty contained in this Agreement, the Security Agreement or any of the other Loan Documents applicable either to Accounts in general or to any such specific Account has been breached in any material respect with respect to such Account;

                 (b) fifty percent (50%) or more of the outstanding Accounts from the Account Debtor are ineligible;

                 (c) the Account Debtor has (i) become insolvent or generally failed to pay, or admitted in writing its inability to pay, debts as they become due, (ii) applied for, consented to, or acquiesced in, the appointment of a trustee, receiver, sequestrator or other custodian for such Account Debtor or any property thereof or made a general assignment for the benefit of creditors, (iii) in the absence of such application, consent or acquiescence, permitted or suffered to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Account Debtor or for a substantial part of its property, or (iv) permitted or suffered to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding in respect of such Account Debtor;

                 (d) such Account is billed on other than standard terms of payment;

                 (e) as of any date on or after September 1, 1996, such Account has remained unpaid for a period exceeding (i) 120 days after the due date of the invoice issued with respect thereto if the Account is an Insurance Account or (ii) 180 days after the due date of the invoice issued with respect thereto if the Account is a Government Account;

                 (f) the sale represented by such Account is to an Account Debtor outside the United States, unless the payment of such Account is backed by a letter of credit denominated in Dollars issued or confirmed by a United States bank or a foreign bank with an office located in the United States, in each case acceptable to the Agent and on terms acceptable to the Agent, and the Agent has received an assignment of the Borrower's or its Subsidiary's rights under such letter of credit or acceptance or has been irrevocably designated the payee of such letter of credit or acceptance;

                 (g) the Account Debtor is an Affiliate or employee of the Borrower;

                 (h) the Account is subject to any set-off by the Account Debtor, in which event such Account will be deemed ineligible to the extent of such set-off;

                 (i) the Account is denominated in other than Dollars or is payable outside the United States;

                 (j) collection of such Account is insecure for any reason or there is a reasonable probability that such Account may not be paid provided that no such Account shall be excluded unless the Agent shall have given to the Borrower not less than thirty (30) days prior written notice;

                 (k) the Account is subject to a material claim or dispute by the Account Debtor;

                 (l) the Account is subject to any Lien whatsoever, other than Liens in favor of the Agent, for its benefit and the ratable benefit of the Lenders;

                 (m) the Account is not evidenced by an invoice or other writing in form reasonably acceptable to the Agent;

                 (n) the Account is evidenced by chattel paper or an instrument unless such chattel paper or instrument is pledged to the Agent as security pursuant to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement;

                 (o) the Account or Accounts (other than Accounts the Account Debtor of which is Medicare) represent, individually or when aggregated with all other outstanding Accounts of the same Account Debtor, more than ten percent (10%) of the net outstanding balance of all Eligible Accounts of the Borrower or its Subsidiary then outstanding;

                 (p) the Account or Accounts exceed any credit limit established by the Borrower or its Subsidiary (which limit shall be reasonably satisfactory to the Agent) for the Account Debtor based on the Borrower's customary credit considerations, in which case such Account or Accounts will be deemed ineligible to the extent of such excess;

                 (q) the Borrower or its Subsidiary, in order to be entitled to collect such Account (or, if such Account is evidenced by multiple invoices, the amount of such Account evidenced by any such invoice), is required to perform any additional service for, or perform or incur any additional obligation to, the Account Debtor in respect of such Account (or amount so invoiced);

                 (r) the Account is an account of the United States government or any agency or instrumentality of the United States, unless the Borrower or its Subsidiary has complied with the requirements of the Federal Assignment of Claims Act (31 U.S.C. 3727), or the Account is an account of any state government or agency thereof unless the Borrower or its Subsidiary has complied with any state assignment of claims or similar laws relative to the assignment of such Account to and the right to receive payment thereof by, the Agent, for its benefit and the ratable benefit of the Lenders;

                 (s) the Borrower or its Subsidiary, as the case may be, has not submitted all necessary documentation or supplied all necessary information to the Account Debtor for payment of such Account or has not fulfilled all other obligations in respect thereof, including verification of the eligibility of the Account for payment by such Account Debtor;

                 (t) if the Account is an Insurance Account or a Government Account, the Account was not created through the provision of medically necessary services or merchandise supplied by the Borrower or its Subsidiary in the ordinary course of business or the prices charged for such services or merchandise were not usual, customary and reasonable in the Borrower's or the Subsidiary's community for such services or merchandise;

                 (u) there are procedures or investigations pending or threatened by or before any Governmental Authority (i) asserting the invalidity of such Account or the underlying contract related thereto, or (ii) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Account or the Contract related thereto;

                 (v) the Account or the Contract related thereto contravenes in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) or any party related to such Contract is in violation of any such law, rule or regulation in any material respect;

                 (x) the Account Debtor is located in the State of Minnesota, the State of New Jersey or any other state imposing conditions on the right of a foreign (out-of-state) creditor to collect accounts receivable from Account Debtors located in such state, and the Borrower has not satisfied such conditions for the then current year;

                 (y) the Account has not been adjusted to reflect reimbursement policies of the Account Debtor with respect thereto including, without limitation, any capitation arrangement, fee schedule, discount formula, cost-based reimbursement, or other adjustment or limitation to the usual charges;

                 (z) the related Contract is not, or was not at the time of the services giving rise to the Account, in full force and effect, such Contract does not constitute the legal, valid and binding obligation of the Account Debtor enforceable against such Account Debtor in accordance with its terms, or such Account was not created in accordance with the requirements of the Contract or applicable Requirements of Law, including, without limitation, compliance with any restrictions on fees or charges; or

                 (aa) the Account constitutes a "Current Account," "Future Account" or "Backup Account" (as such terms are defined in Schedule 3.5 of the Acquisition Agreement).

The determination by the Agent that any Account shall be deemed ineligible by virtue of its being described by one of such categories shall not be deemed to indicate that such Account may not also be deemed ineligible by virtue of being described by any other such category or to preclude the Agent from reclassifying such Account into such other category, should the Account cease to be described by the first such category.

                 "Eligible Investors" means those individuals listed in Item 1 ("Investors") of the Disclosure Schedule.

                 "Eligible Lending Institution" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 or better by Moody's Investors Service, Inc. or A-1 or better by Standard & Poor's Corporation.

                 "Environment" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

                 "Environmental Laws" means all federal, state, local and foreign laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

                 "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Borrower or its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Borrower or any of its Subsidiaries is otherwise responsible under any Environmental Law.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulation thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

                 "Estimated Purchase Price" means the "Estimated Purchase Price" as that term is defined in the Acquisition Agreement.

                 "Eurodollar Base Rate" means, with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) which appears on Telerate Page 3750 for Dollar deposits comparable to the amount of such Borrowing in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two (2) Business Days prior to the first day of such Interest Period having a term comparable to such Interest Period. If such Telerate Page is unavailable, the "Eurodollar Base Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum which appear on the Reuters Screen LIBO Page, or if such Reuters Screen LIBO Page is unavailable, the "Eurodollar Base Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the arithmetic average (rounded upwards, in necessary, to the nearest 1/16 of 1%) of the rates per annum for Dollar deposits comparable to the amount of such Borrowing offered to each of the Reference Lenders in the London interbank market as of 11:00 a.m. London time (or as soon thereafter as practicable) on the date two (2) Business Days prior to the first day of such Interest Period of Dollar deposits having a term comparable to such Interest Period.

                 "Eurodollar Loans" means Loans or portions thereof interest rates on which are determined on the basis of the Eurodollar Rate.

                 "Eurodollar Rate" means, with respect to any Borrowing of Eurodollar Loans for any Interest Period therefor, the rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) determined by the Agent to be equal to (i) the Eurodollar Base Rate for such Borrowing for such Interest Period divided by (ii) 1 minus the Reserve Requirement. The Eurodollar Rate for any Interest Period will be determined initially by the Agent on the basis of the Reserve Requirement in effect on the date two (2) Business Days prior to the commencement of such Interest Period and, from time to time thereafter during such Interest Period, such Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement during such Interest Period.

                 "Event of Default" means any of the events set forth in
Section 7.1.

                 "Excess Cash Flow" means, for any Fiscal Year, the excess of:

                 (a)      Cash Flow for such Fiscal Year,

                 minus

                 (b) the sum of (i) the lesser of the amount of Consolidated Capital Expenditures permitted during such Fiscal Year pursuant to
Section 6.2.5 and actual Consolidated Capital Expenditures (excluding any Indebtedness arising in connection with the incurrence of Capitalized Lease Liabilities) during such Fiscal Year, plus (ii) repayments of the Term Loan during such Fiscal Year pursuant to clause (c) of Section 3.3.1, plus (iii) the amount of accrued interest on the Subordinated Indebtedness that is paid in cash by the Holding Company during such Fiscal Year.

                 "Facility Fee Letter" means that certain letter agreement dated as of the date hereof between ING and the Borrower.

                 "Fair Saleable Value Balance Sheet" means a hypothetical balance sheet of the Borrower, prepared by the Borrower based on the Pro Forma Balance Sheet, setting forth (a) the assets of the Borrower (restated at the fair saleable value thereof based upon such evidence of the fair saleable value thereof as the Borrower shall reasonably deem pertinent), (b) the liabilities of the Borrower (including all liabilities and obligations of the Borrower, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with
GAAP), and (c) the excess of such assets over such liabilities. The amount of attributed contingent liabilities shall be discounted to reflect the likelihood that such liabilities shall become payable.

                 "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to:

                 (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                 (b) if such rate is not so published for any day which is a Business Day, the arithmetic average of the quotations for such transactions received by the Agent, in its sole discretion, either from (i) three federal funds brokers of recognized standing selected by the Agent in its sole discretion or (ii) the Reference Lenders.

                 "Financing Statements" means the financing statements under the Uniform Commercial Codes of the applicable jurisdictions, filed with respect to the Security Documents pursuant to clause (d) of Section 4.1.13.

                 "Fiscal Quarter" means any quarter of a Fiscal Year, other than the quarter ending May 31, 1995.

                 "Fiscal Year" means, subject to Sections 6.2.17 and 9.14, the accounting period of the Borrower commencing on the Closing Date and ending on August 31, 1995 and each twelve month accounting period ending on August 31 thereafter; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the Fiscal Year ending on August 31 in such calendar year.

                 "Fixed Charge Coverage Ratio" means, for any period, the ratio of (a) an amount equal to EBITDA to (b) Borrower's Fixed Charges during such period.

                 "Fixed Charges" means, for any period, the sum of (a) Senior Interest Expense during such period, plus (b) repayments of the Term Loan pursuant to clause (c) of

Section 3.3.1, minus (c) decreases in the Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness), plus increases in Borrower's and its Subsidiaries' working capital (excluding changes in cash, Cash Equivalent Investments and current maturities of Indebtedness).

                 "Founder Performance Stock Purchase Agreements" means the Founder Performance Stock Purchase Agreements made as of the date hereof, each between the Holding Company and an Eligible Investor, as the same may be amended or modified from time to time in accordance with this Agreement.

                 "Foreign Lender" means any Lender organized under the laws of a jurisdiction outside the United States.

                 "F.R.S. Board" means the Board of Governors of the Federal Reserve System (or any successor).

                 "Fully Diluted" means, when used with reference to Stock of the Holding Company, all issued and outstanding Stock of the Holding Company and all such Stock which would be outstanding assuming (a) the exercise of all rights, warrants and options to purchase Stock of the Holding Company or securities convertible into or exchangeable for Stock of the Holding Company,
(b) the conversion and exchange of all outstanding securities (or securities deemed outstanding pursuant to the preceding clause (a)) which are convertible into or exchangeable for such Stock of the Holding Company, and (c) the granting of all Additional Management Options that may be granted pursuant to the Management Incentive Plan and the exercise of all such Additional Management Options.

                 "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

                 "Government Account" means an Account the Account Debtor of which is (a) Medicare, (b) Medicaid, or (c) CHAMPUS.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "HCFA" means the Health Care Financing Administration, an agency of the United States Department of Health and Human Services charged with administering and regulating, inter alia, certain aspects of Medicaid and Medicare.

                 "Health Facility License" means a license issued by a state health agency or similar agency or body certifying that the facility or business has been inspected and found to comply with applicable Requirements of Law for operating such health facility or business.

                 "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, clause or provision of this Agreement or such other Loan Document.

                 "Holding Company" means MHI Acquisition, Inc., a Delaware corporation.

                 "Holding Company Documents" means, collectively, the Holding Company Guaranty, the Holding Company Pledge Agreement, and each other Instrument executed and delivered by the Holding Company in connection with the Holding Company Guaranty, the Holding Company Pledge Agreement or any other Loan Document.

                 "Holding Company Guaranty" means the Guaranty of all of the Obligations, dated as of the date hereof, made by the Holding Company in favor of the Agent and the Lenders.

                 "Holding Company Pledge Agreement" means the Stock Pledge Agreement, dated as of the date hereof, pursuant to which the Holding Company will pledge to the Agent, for its benefit and the ratable benefit of the Lenders, all of the issued and outstanding Stock of the Borrower, as security for its obligations under the Holding Company Guaranty.

                 "including" means including without limiting the generality of any description preceding such term.

                 "Indebtedness" of any Person means, without duplication,

                 (a) all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

                 (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                 (c) all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

                 (d) whether or not so included as liabilities in accordance with GAAP;

                 (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                 (ii) all Guarantee Liabilities made by such Person in respect of which the obligation being guaranteed constitutes Indebtedness under clause (a), (b), (c) or (d)(i), above, or clause
         (e) below; and

                 (e)      net obligations under Interest Rate Contracts.

                 "Indemnified Liabilities" means any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred by or asserted or awarded against any Lender Party and against which the Borrower has indemnified the Lender Parties as provided in Section 9.4.

                 "ING" means Internationale Nederlanden (U.S.) Capital Corporation.

                 "ING Alternate Base Rate" means a fluctuating rate of interest per annum equal to the higher of:

                 (a) the arithmetic average of rates of interest announced by each of the Reference Lenders from time to time at such Reference Lender's principal New York City office as its prime (or base) rate for U.S. domestic commercial loans; and

                 (b) the Federal Funds Rate from time to time in effect plus 1/2 of 1% (0.50%).

Changes in the rate of interest on the Base Rate Loans shall take effect on the date of each change in the ING Alternate Base Rate. The Agent shall give notice promptly to the Borrower and the Lenders of changes in the ING Alternate Base Rate.

                 "Insolvency" or "Insolvent" means, at any particular time, a Multiemployer Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Instrument" means any contract, agreement, letter of credit, indenture, mortgage, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

                 "Insurance Account" means an Account the Account Debtor of which is an insurance company or third party payor (other than Medicare, Medicaid or CHAMPUS), other than an insurance company or third party payor which the Agent has determined in the reasonable exercise of its credit judgment is not acceptable and has notified Borrower of such determination.

                 "Intellectual Property" means, collectively, (a) patents, patent rights and patent applications, copyrights and copyright applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and servicemark registrations, including, without limitation, the name "Milestone Healthcare", and all derivations thereof, and (b) patent licenses, trademark licenses, copyright licenses and other licenses to use any of the items described in clause (a), or any other items necessary to conduct or operate the business of the Milestone Companies as conducted by the Sellers.

                 "Interest Coverage Ratio" means, for any period, the ratio of
(a) EBITDA for such period to (b) Senior Interest Expense during such period.

                 "Interest Period" means, relative to any Eurodollar Loans comprising part of the same Borrowing, the period beginning on (and including) the date on which such Eurodollar Loans are made or continued as, or converted into, Eurodollar Loans pursuant to Section 3.1 or Section 3.4.2 and ending on (but excluding) the date which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding date, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 3.1 or
Section 3.4.2; provided, however, that:

                 (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than three (3) different dates with respect to the Term Loan and two (2) different dates with respect to the Revolving Loans;

                 (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding date);

                 (c) in the case of Interest Periods for Revolving Loans, no such Interest Period may end later than the date set forth in clause (a) of the definition of "Revolving Loan Commitment Termination Date"; and

                 (d) in the case of Interest Periods for the Term Loan, no such Interest Period may end later than (i) the Stated Maturity Date of the Term Loan, or (ii) the date of any principal repayment with respect to the Term Loan as set forth in clause (c) of Section 3.3.1, if on such date the Borrower otherwise would be required to repay any portion of any Borrowing prior to the end of the Interest Period relative to such Borrowing.

                 "Interest Rate Contract" means any interest rate cap agreement, interest rate collar agreement, interest rate swap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates.

                 "Interest Rate Contract Counterparty" means any counterparty to an Interest Rate Contract which the Borrower is required to enter into pursuant to Section 6.1.13.

                 "Internal Revenue Service" means the Internal Revenue Service of the United States of America.

                 "Investment" means, relative to any Person:

                 (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                 (b) any ownership or similar interest held by such Person in any other Person; and

                 (c) the purchase of any debt or equity securities or instruments issued by any other Person (including, without limitation, Stock, notes, debentures, drafts and acceptances, trust certificates, partnership interests or units or membership interests in limited liability companies).

The amount of any Investment of the nature referred to in clause (a) or (b) shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

                 "IRC" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the IRC also refer to any successor sections.

                 "Lender" means (a) any of the various lenders as are, or may become, parties hereto, and (b) each Interest Rate Contract Counterparty that has agreed to be bound by all of the terms and conditions applicable to a Lender under this Agreement and the other Loan Documents (other than the obligation to make Loans) pursuant to a joinder agreement in the form of Exhibit H attached hereto, duly executed by such Interest Rate Contract Counterparty and delivered to the Agent.

                 "Lender Parties" means, collectively, the Agent and each Lender, and each of their respective successors and assigns, and each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and of each of their respective successors and assigns, indemnified by the Borrower as provided in Section 9.4.

                 "Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

                 "Loan" means, as the context may require, the Term Loan or the Revolving Loans.

                 "Loan Documents" means, collectively, this Agreement, the Notes, each Security Document, the Facility Fee Letter, the Holding Company Documents, the Subsidiary Guaranty, the Morgan Stanley Letter Agreement, each Borrowing Request, any Interest Rate Contract entered into by the Borrower with a Lender, and each other Instrument (other than the Warrant Documents, except for the Morgan Stanley Letter Agreement, which shall constitute both a Loan Document and a Warrant Document) executed and delivered by the Holding Company, the Borrower or any Subsidiary, as of the date hereof or at any time thereafter, in connection with the transactions contemplated by this Agreement, in each case, as amended, modified or supplemented from time to time.

                 "Loan Party" means any of the Holding Company, Mergerco I, Mergerco II, Milestone, its Subsidiaries, Milestone Management, and any Affiliate of any of them which is a party to any of the Loan Documents (other than Morgan Stanley).

                 "Loss" means any loss, damage, destruction, theft, or seizure of, or any other casualty with respect to, or any condemnation of, any property or asset of any Person in an amount in excess of $100,000 individually or $250,000 in the aggregate for any Fiscal Year; and the "amount" of any Loss means (i) if such asset or property is repaired or replaced, the greater of (A) the cost to repair or replace the property or asset that was the subject of such Loss and (B) the amount of insurance proceeds or condemnation awards payable as a result of such Loss, and (ii) if such asset or property is not repaired or replaced, the amount of insurance proceeds or condemnation awards payable as a result of such loss.

                 "Management Account" means an Account arising from the performance of services pursuant to a Management Contract.

                 "Management Contracts" means contracts and agreements for the provision of physical therapy, occupational therapy, speech therapy, speech pathology, skilled nursing, cardiac outpatient, comprehensive outpatient rehabilitation, inpatient rehabilitation, transitional care, geropsych and related services, and consulting services in connection with the foregoing, in each case to hospitals, nursing homes or other licensed healthcare facilities.

                 "Management Incentive Plan" means the 1995 Stock Option Plan of the Holding Company granting to the Eligible Investors the Original Management Options on the Closing Date and providing for the grant to key employees of the Holding Company or any of its Subsidiaries from time to time after the Closing Date of options to purchase common Stock of the Company that do not exceed, in the aggregate, more than seven percent (7%) of the Fully Diluted shares of Stock of the Holding Company.

                 "Material Adverse Change" means a material adverse change in
(a) the condition (financial or otherwise), operations, performance, business, properties or prospects of, (i) to and including the Closing Date, Milestone, and, (ii) from and after the Closing Date, the Borrower and its Subsidiaries taken as a whole; or (b) the rights and remedies of the Lenders or the Agent under the Loan Documents; or (c) the ability of the Borrower to repay the Obligations or of the Borrower or any Subsidiary to perform their respective obligations under the Loan Documents; or (d) the legality, validity or enforceability of any Loan Document; or (e) the Liens granted the Agent pursuant to the Security Documents.

                 "Maturity" means relative to any Loan or portion thereof, the earlier of such Loan's Stated Maturity Date or such other date when such Loan or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration or otherwise.

                 "Medicaid" means the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statutes succeeding thereto.

                 "Medicaid Certification" means certification of a facility or business by HCFA or a state agency or entity under contract with HCFA that the facility or business fully complies with all the conditions of participation set forth in Medicaid Regulations.

                 "Medicaid Provider Agreement" means an agreement entered into between a federal or state agency or other such entity administering Medicaid and a health care provider under which the health care provider agrees to provide services or merchandise for Medicaid patients in accordance with the terms of both the agreement and Medicaid Regulations.

                 "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social

Security Act or elsewhere) affecting Medicaid and all federal rules and regulations promulgated pursuant to or in connection with such statutes; (b) all state statutes and plans for medical assistance enacted in connection with such federal statutes, rules and regulations; and (c) all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

                 "Medicare" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C Sections 1395 et seq.) and any statutes succeeding thereto.

                 "Medicare Certification" means certification of a facility or business by HCFA or a state agency or entity under contract with HCFA that the facility or business fully complies with all the conditions of participation set forth in the Medicare Regulations.

                 "Medicare Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicare program and a health care provider under which the health care provider agrees to provide services or merchandise for Medicare patients in accordance with the terms of both the agreement and the Medicare Regulations.

                 "Medicare Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare and all federal rules and regulations promulgated pursuant to or in connection with such statutes; and (b) all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

                 "Merger" means the merger of Mergerco I with and into Milestone with Milestone surviving such merger and becoming a wholly-owned Subsidiary of the Holding Company.

                 "Mergerco I" means MHI Acquisition Corporation I, a Delaware corporation.

                 "Mergerco II" means MHI Acquisition Corporation II, a Delaware corporation.

                 "Milestone" means Milestone Healthcare, Inc., a Delaware corporation.

                 "Milestone Companies" means, collectively, Milestone, its Subsidiaries and Milestone Management.

                 "Milestone Management" means Milestone Healthcare Management, Inc., a Delaware corporation.

                 "Milestone Management Merger" means the merger of Mergerco II with and into Milestone Management with Milestone Management surviving such merger and becoming a wholly-owned Subsidiary of the Holding Company.

                 "Monthly Payment Date" means the last day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

                 "Morgan Stanley" means, collectively, (a) Morgan Stanley Venture Capital Fund II, L.P., (b) Morgan Stanley Venture Capital Fund II, C.V., and (c) Morgan Stanley Venture Investors, L.P.

                 "Morgan Stanley Letter Agreement" means the Letter Agreement, dated May 31, 1995, among the Borrower, Morgan Stanley, the Agent and the Lenders.

                 "Multiemployer Pension Plan" means a Multiemployer Plan which is subject to Subtitle E of Title IV of ERISA.

                 "Multiemployer Plan" means a Plan which is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

                 "Net Disposition Proceeds" means, with respect to any disposition of the assets of the Holding Company, the Borrower or any Subsidiary (including, without limitation, the disposition by the Holding Company or the Borrower of any Stock of any Subsidiaries), the excess of:

                 (a) the gross cash proceeds received by the Holding Company, the Borrower or any Subsidiary from such disposition minus

                 (b) the sum of (i) all reasonable out-of-pocket fees and expenses incurred in connection therewith, provided, however, that any such fees and expenses shall include those paid or payable to Affiliates of the Holding Company only to the extent such fees and expenses are reasonable and approved in advance by the Agent plus (ii) all taxes paid or payable in connection with such sale.

                 "Net Income" means, as to any Person, for any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP, but excluding extraordinary gains or losses for such period; provided, however, that in determining the Net Income of the Borrower for any period the effect of the accretion of the right to put the Warrants pursuant to the Put and Call Agreement shall be excluded.

                 "Net Securities Proceeds" means, with respect to the issuance or sale by the Holding Company, the Borrower or any Subsidiary of any of its Stock pursuant to a Public Offering or of any subordinated debt (other than Permitted Additional Subordinated Indebtedness), the excess of:

                 (a) the gross cash proceeds received by the Holding Company, the Borrower or any Subsidiary from such issuance and sale minus

                 (b) all reasonable out-of-pocket fees and expenses incurred in connection with such issuance and sale, provided, however, that any such fees and expenses shall include those paid or payable to Affiliates of the Holding Company only to the extent such fees and expenses are reasonable and approved in advance by the Agent.

                 "Note" means, as the context may require, any Term Note or any Revolving Note.

                 "Notes" means, collectively, all of the Term Notes and all of the Revolving Notes.

                 "Obligations" means all obligations of the Borrower with respect to the repayment or performance of any obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and the other Loan Documents.

                 "Organic Document" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests.

                 "Original Management Options" means options to purchase up to 7.1% of the Fully Diluted Stock of the Holding Company, granted to the Eligible Investors on the Closing Date pursuant to the Management Incentive Plan.

                 "Participant" means the banks or other entities that purchase participating interests in any Loan, Note, Revolving Loan Commitment or other interest hereunder, as provided in clause (a) of Section 9.11.

                 "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                 "Pension Plan" means any Plan which is subject to the provisions of Title IV of ERISA, or to the provisions of Section 302 of ERISA or Section 412 of the IRC.

                 "Percentage" means, as the context requires, either (a) the Revolving Percentage, (b) the Term Percentage or (c) both.

                 "Permitted Additional Subordinated Indebtedness" means subordinated indebtedness issued by the Holding Company to Morgan Stanley or Eligible Investors having terms and conditions satisfactory to the Required Lenders with such terms and conditions to include, without limitation, (a) principal amount not to exceed the gross cash proceeds of such indebtedness to the Holding Company plus that portion of any original issue discount representing accreted interest, (b) no maturity or principal amortization earlier than ninety-one (91) days after the Stated Maturity Date, (c) interest payable only at maturity or in kind, (d) no covenants or restrictions on the Holding Company (other than payment of principal and interest), and (e) subordination provisions, standstill periods and payment blockage provisions acceptable to the Required Lenders.

                 "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "Plan" shall mean, at a particular time, any employee benefit plan (within the meaning of Section 3(3) of ERISA), which is covered by ERISA and in respect of which the Borrower, a Subsidiary or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Post-Closing Payment" means the payment, if any, required to be made by the Borrower to the Sellers after the Closing Date pursuant to
Section 3.5(i) of the Acquisition Agreement, as a result of the final determination of the Purchase Price pursuant to Section 3.4 of the Acquisition Agreement.

                 "Post-Closing Payment Date" means the earlier of (i) the date on which the Post-Closing Payment is due pursuant to the terms of the Acquisition Agreement, and (ii) the date on which the Post-Closing Payment is made by the Borrower.

                 "Post-Default Rate" means (a) in the case of each Loan, the sum of the rate per annum otherwise applicable to such Loan from time to time plus two percent (2%) per annum and (b) in the case of all other Obligations, the ING Alternate Base Rate plus two percent (2%) per annum.

                 "Prepayment Fee" means the fee payable by the Borrower to the Lenders prior to or concurrently with any prepayment as required under Section 3.3.2.

                 "Pro Forma Balance Sheet" means the pro forma balance sheet of the Borrower as of the Closing Date, prepared by the Borrower based on the financial statements described in clauses (i) and (ii) of Section 5.4 and after giving effect to the consummation of the transactions contemplated by the Acquisition Agreement and the consummation of the transactions contemplated hereby, including the making of the Loans and the issuance of the Warrants on the Closing Date.

                 "Projections" means the projected balance sheets and statements of operations and changes in cash flows of the Borrower for the Fiscal Years 1995-2000 inclusive, dated May 30, 1995, prepared by the Borrower on a monthly basis for the 1996 Fiscal Year, on a quarterly basis for the 1997 and 1998 Fiscal Years, and on an annual basis for the 1999 and 2000 Fiscal Years, together with supporting details and a statement of underlying assumptions, which have been delivered to the Lenders prior to the Closing Date.

                 "Public Offering" means the consummation of an offering of equity securities of the Borrower or the Holding Company (whether by the Borrower or the Holding Company or their security holders) pursuant to a registration statement which has been declared effective under the Securities Act of 1933 (as the same may be amended from time to time), including, without limitation in connection with a merger or consolidation with, or the acquisition of the assets or business of, any other Person.

                 "Purchase Money Indebtedness" means Indebtedness incurred to finance part or all of (but not more than) the purchase price of equipment in which neither the Borrower nor any of its Subsidiaries had at any time prior to such purchase an interest.

                 "Purchase Price" means "Purchase Price" as that term is defined in the Acquisition Agreement.

                 "Purchasing Lender" means any Person purchasing all or any part of the rights and obligations under this Agreement and the Notes of any Lender pursuant to a Transfer Supplement in accordance with Section 9.11.

                 "Put and Call Agreement" means that certain Put and Call Agreement, dated as of the date hereof, among the Holding Company, the Borrower and ING, together with all amendments and modifications thereto.

                 "Quarterly Payment Date" means the last day of each May, August, November and February, or, if such day is not a Business Day, the immediately preceding Business Day.

                 "Reference Lenders" means, collectively, The Chase Manhattan Bank, N.A., Citibank, N.A. and Morgan Guaranty Trust Company of New York.

                 "Register" means the register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, and the principal amounts of the Loans owing to, each Lender from time to time, as provided in clause (c) of Section 9.11.

                 "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, between the Holding Company, Morgan Stanley, the Eligible Investors and ING in its capacity as holder of the Warrants, together with all amendments and modifications thereto.

                 "Regulatory Change" means, as to any or all of the Lenders or the Agent, any change (including, without limitation, any change in the interpretation) occurring after the Closing Date in any (or the adoption after such date of any new):

                 (a) United States federal or state law or foreign law applicable to the Agent or such Lender; or

                 (b) regulation, interpretation, directive, guideline or request (whether or not having the force of law) applicable to the Agent or such Lender of any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (a) or of any central bank or fiscal, monetary or other authority having jurisdiction over the Agent or such Lender.

                 "Reorganization" means with respect to any Multiemployer Pension Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                 "Reportable Event" means (i) a reportable event described in
Section 4043 of ERISA and regulations thereunder (other than any Reportable Event described in Section 4043(b)(2) or (7)), (ii) a withdrawal by a "substantial employer" (within the meaning of Section 4001(a)(2) of ERISA) from a Single Employer Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of participants under a Single Employer Plan to be separated from employment, as referred to in Section 4062(e) of ERISA.

                 "Required Lenders" means, as the context may require at any time, Lenders having, in the aggregate, 66-2/3% or more of the Revolving Loan Commitment, the Revolving Loans and the Term Loan.

                 "Requirements of Law" means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and Environmental Permits, the requirements of OSHA, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Reserve Requirement" means, relative to any Interest Period for any Eurodollar Loans, from time to time during such Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurodollar Liabilities", as currently defined under Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

                 "Responsible Officer" means the Chief Executive Officer, the Chief Financial Officer and the Controller of the Borrower.

                 "Revolving Loan" means, relative to any Lender, any Loan made by such Lender to the Borrower pursuant to Section 2.1.2.

                 "Revolving Loan Availability" means, on any date, the excess of (a) the lesser of (i) the Revolving Loan Commitment Amount or (ii) the Borrowing Base minus (b) the then aggregate principal amount of all outstanding Revolving Loans.

                 "Revolving Loan Commitment" means the collective commitments of the Lenders to make Revolving Loans pursuant to Section 2.1.2.

                 "Revolving Loan Commitment Amount" means $5,000,000.

                 "Revolving Loan Commitment Termination Date" means the earliest of:

                 (a)      the Stated Maturity Date;

                 (b) immediately and without further action upon the occurrence of any Event of Default described in Section 7.1.4;

                 (c) immediately when any other Event of Default shall have occurred and be continuing and either:

                          (i) the Revolving Loans or the Term Loan shall be declared to be due and payable pursuant to Section 7.3; or

                          (ii) in the absence of such declaration, the Agent, acting at the direction of the Required Lenders, shall give notice to the Borrower that the Revolving Loan Commitment has been terminated; and

                  (d)  immediately upon the occurrence of a Change in Control.

                 "Revolving Note" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit A-1 attached hereto, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "Revolving Percentage" of any Lender means, at any time, in respect of the Revolving Loan Commitment and the Revolving Loans, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to Section 9.11.

                 "Security Agreement" means the Security Agreement, dated as of the date hereof, made by Mergerco I, Milestone, its Subsidiaries, Mergerco II and Milestone Management in favor of the Agent, for its benefit and the ratable benefit of the Lenders.

                 "Security Documents" means, collectively, the Security Agreement, the Trademark Assignment, the assignments of "key-man" life insurance described in clause (e) of Section 4.1.13 and of the Interest Rate Contracts described in Section 6.1.14, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Holding Company Pledge Agreement, the Assignment of Rights under Acquisition Agreement described in clause (b) of
Section 4.1.13, and each other Instrument at any time delivered in connection with this Agreement to secure the Obligations.

                 "Sellers" means, collectively, Healthtrust - The Hospital Company, Inc., a Delaware corporation, and Coralstone Management, Inc., a Delaware corporation.

                 "Senior Debt Service Coverage Ratio" means, for any period, the ratio of (a) an amount equal to EBITDA for such period, to (b) Senior Interest Expense during such period plus repayments of the Term Loan pursuant to clause (c) of Section 3.3.1.

                 "Senior Interest Expense" means, for any period, the Borrower's consolidated interest expense accrued during such period in respect of all Indebtedness of the Borrower and its Subsidiaries.

                 "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, other than a Multiemployer Plan.

                 "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person, (ii) such Person is able to pay all liabilities of such Person as they mature, and (iii) such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                 "Stated Maturity Date" means May 31, 2000.

                 "Stock" means all shares of capital stock of or in a corporation, whether voting or non-voting, and including, without limitation, common stock and preferred stock.

                 "Stockholders" means, collectively, Morgan Stanley and the Eligible Investors.

                 "Stockholders' Agreement" means that certain Stockholders' Agreement, dated as of the date hereof, between the Stockholders and the Holding Company, together with all amendments and modifications thereto.

                 "Subordinated Debt Documents" means, collectively, (a) the Note Purchase Agreement, dated as of the date hereof, among the Holding Company and the purchasers party thereto, and (b) the $9,000,000 aggregate principal amount of Senior Subordinated Notes Due 2000 issued by the Holding Company to Morgan Stanley pursuant to such Note Purchase Agreement.

                 "Subordinated Indebtedness" means the Indebtedness of the Holding Company in the principal amount of not more than $9,000,000 evidenced by the Subordinated Debt Documents.

                 "Subsidiary" of any corporation means any other corporation greater than 50% of the outstanding shares of Stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Borrower.

                 "Subsidiary Guaranty" means the Guaranty of all the Obligations, dated as of the date hereof, made by the Borrower's Subsidiaries, Mergerco II and Milestone Management, jointly and severally, in favor of the Agent and the Lenders.

                 "Subsidiary Note" means a promissory note made by a Subsidiary payable to the Borrower and meeting the requirements of Section 6.2.7(e).

                 "Subsidiary Pledge Agreement" means the Stock Pledge Agreement, dated as of the date hereof, pursuant to which Trucare will pledge to the Agent, for its benefit and the ratable benefit of the Lenders, all of the issued and outstanding Stock of its Subsidiaries, as security for its obligations under the Subsidiary Guaranty.

                 "Taxes" means all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its net income and franchise taxes imposed on it.

                 "Term Loan" means, collectively, the Loans, in an aggregate principal amount of $10,000,000, made by the Term Loan Lenders on the Closing Date to the Borrower pursuant to clause (a) of Section 2.1.1.

                 "Term Loan Note" means a promissory note of the Borrower dated the date hereof and substantially in the form of Exhibit A-2 attached hereto, and shall also refer to all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                 "Term Percentage" of any Lender means, at any time, in respect of the Term Loan, the percentage set forth opposite such Lender's signature hereto under the caption "Percentage," as the same may be adjusted pursuant to
Section 9.11.

                 "Trademark Assignment" means the Collateral Assignment and Security Agreement (Trademarks), dated as of the date hereof, made by the Borrower in favor of the Agent, for its benefit and the ratable benefit of the Lenders.

                 "Transfer Supplement" means a Commitment Transfer Supplement, substantially in the form of Exhibit G, executed pursuant to Section 9.11.

                 "Trucare" shall mean Trucare Health Systems, Inc., a Texas corporation.

                 "type" means, relative to any Borrowing or Loan, the portion thereof being maintained as a Base Rate Loan or a Eurodollar Rate Loan.

                 "UCC" means the Uniform Commercial Code of the State of New York, as in effect from time to time.

                 "United States" or "U.S." means the United States of America, its 50 States and the District of Columbia.

                 "Warrants" means the warrants issued on the Closing Date pursuant to the Warrant Agreement, substantially in the form of Exhibit A to the Warrant Agreement.

                 "Warrant Agreement" means that certain Warrant Purchase Agreement, dated as of the date hereof, between the Holding Company and ING, together with all amendments and modifications thereto.

                 "Warrant Documents" means, collectively, the Registration Rights Agreement, the Warrants, the Warrant Agreement, the Put and Call Agreement and the Morgan Stanley Letter Agreement.

                 "written" or "in writing" means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                 SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and each Note, Borrowing Base Certificate, Borrowing Request, Compliance Certificate, Continuation/Conversion Notice, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

                 SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

                 SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.


                                   ARTICLE 2.

                                  COMMITMENTS

                 SECTION 2.1. Term Loan and Revolving Loan Commitment. Subject to the terms and conditions of this Agreement (including Article 4), each Lender severally and for itself alone agrees to make its Term Percentage of the Term Loan and to provide its Revolving Percentage of the Revolving Loan Commitment described in this Section 2.1.

                 SECTION 2.1.1. Term Loan. On the Closing Date, each Lender will make a single Term Loan to the Borrower equal to its Term Percentage of $10,000,000.

                 SECTION 2.1.2. Revolving Loan Commitment. Each Lender will from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Revolving Loan Commitment Termination Date, make Revolving Loans to the Borrower equal to its Revolving Percentage of the aggregate amount of any Borrowing of Revolving Loans requested by the Borrower to be made on such Business Day in accordance with Section 3.1.

                 SECTION 2.1.3. Agent and Lenders Not Required to Extend Credit under Revolving Credit Commitment. No Lender shall be required to make any Revolving Loan, if after giving effect thereto:

                 (a) the then aggregate outstanding principal amount of all Revolving Loans would exceed the lesser of the Revolving Loan Commitment Amount or the Borrowing Base; or

                 (b) the then aggregate outstanding principal amount of such Lender's Revolving Loans would exceed its Revolving Percentage of the lesser of the Revolving Loan Commitment Amount or the Borrowing Base.

Subject to the terms hereof, the Borrower may from time to time borrow, prepay and reborrow Revolving Loans, in all cases pursuant to the Revolving Loan Commitment.

                 SECTION 2.2. Changes in Advance Ratios; Establishment of Reserves.

                 SECTION 2.2.1. Advance Ratios. The Borrower acknowledges that the advance ratios against Eligible Accounts provided for in the definition of "Borrowing Base" in Section 1.1 have been established based upon the Agent's determination of the loan value of the Borrower's Eligible Accounts as of the date of this Agreement. Upon the occurrence and during the continuance of an Event of Default, based on the Agent's customary credit considerations, decrease the advance ratios against Eligible Accounts, and any such decrease shall become effective immediately upon the Agent's giving notice thereof to the Borrower, and shall remain in effect for so long as such Event of Default continues. Nothing herein shall create any obligation on the part of the Agent or the Lenders to make Loans after the occurrence and during the continuation of an Event of Default.

                 SECTION 2.2.2. Reserves. The Agent shall have the right to establish, in such amounts, and with respect to such matters, as the Agent, based on the Agent's customary credit considerations, shall deem necessary or appropriate, reserves with respect to (i) Charges and Liens; (ii) Environmental Liabilities and Costs, (iii) sums as to which the Agent and the Lenders are permitted to make Revolving Loans on the Borrower's behalf under Section 3.3.4 of this Agreement; (iv) by thirty (30) days prior written notice by the Agent to the Borrower, such other matters, events, conditions or contingencies as to which the Agent, based on the Agent's customary credit considerations, reasonably determines reserves should be established from time to time hereunder.

                 SECTION 2.3. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, a nonrefundable fee for the period from the Closing Date to and including the Revolving Loan Commitment Termination Date, equal to such Lender's Revolving Percentage of 3/8 of 1% (0.375%) per annum on the difference between (A) the Revolving Loan Commitment Amount and (B) the average daily aggregate outstanding principal amount of all Revolving Loans. The fee described in this Section 2.3 shall be calculated on a daily basis and shall be payable by the Borrower in arrears on each Monthly Payment Date and on the Revolving Loan Commitment Termination Date.

                 SECTION 2.4. Increased Costs; Capital Adequacy. (a) The Borrower shall pay to each Lender from time to time on demand such amounts as such Lender may determine to be reasonably necessary to compensate it or its holding company for any costs which such Lender determines are attributable to its making or maintaining Loans, or maintaining Commitments hereunder or its obligation to make any such Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Loans, Commitments or obligation, resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement in respect of any of such Loans or Commitments (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender or any holding company of such bank (including, without limitation, a request or requirement which affects the manner in which any Lender or the holding company of any thereof allocates capital resources to commitments, including the Commitments and obligations of such Lender hereunder). Subject to the provisions of clause (d) below, each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this clause (a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

                 (b) Without limiting the effect of the foregoing provisions of this Section 2.4 (but without duplication), the Borrower shall pay to each Lender from time to time upon demand by such Lender such amounts as the Lender may determine to be reasonably necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or its holding company, pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the date of this Agreement or thereafter, of capital in respect of its Loans its obligation to make the Loans hereunder (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender or its holding company to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Subject to the provisions of clause (d) below, the Lender will notify the Borrower with a copy to the Agent) if it is entitled to compensation pursuant to this clause (b) as promptly as practicable after it determines to request such compensation.

                 (c)      Each notice delivered by any Lender pursuant to this
Section 2.4 shall contain a statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) which shall, in the absence of manifest error, be conclusive of the matters stated therein and be binding upon the Borrower. In determining such amount, any Lender may use any method of averaging and attribution that it in good faith shall deem applicable.

                 (d) Notwithstanding anything in this Section 2.4 to the contrary, to the extent that notice is given by any Lender to the Borrower of any additional amount owing to such Lender under this Section 2.4 more than 180 days after the occurrence of the event giving rise to such obligation, such Lender shall not be entitled to compensation under this Section 2.4 for any amounts incurred or accruing prior to 180 days prior to the giving of such notice to Borrower. Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in this Section 2.4, subject to the limitations set forth in this clause (d), shall survive the payment in full of principal, interest and other amounts payable hereunder and under the Notes and the other Loan Documents.

                 (e) Upon the receipt by the Borrower from any Lender (an "Affected Lender") of a claim for compensation pursuant to this Section 2.4 or
Section 3.5, the Borrower may (i) request that the Affected Lender use its reasonable efforts to obtain a replacement bank, financial institution or other lender satisfactory to the Borrower to acquire and assume all or part of such Affected Lender's Loans and its Revolving Loan Commitment (a "Replacement Lender"), (ii) request one or more of the Lenders to acquire all or part of such Affected Lender's Loans and Revolving Loan Commitment (provided that no such other Lender shall have any obligation to so acquire or assume all or any part of such Affected Lender's Loans and Revolving Loan Commitment), or (iii) designate a Replacement Lender reasonably satisfactory to the Agent. Any such designation of a Replacement Lender under clauses (i) or (iii) shall be subject to the prior written consent of the Agent, which consent shall not be unreasonably withheld.

                                   ARTICLE 3.

                                LOANS AND NOTES

                 SECTION 3.1. Borrowing Procedure. By delivering a Borrowing Request to the Agent at the Agent's Atlanta Office on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may (a) request, on not less than one (1) Business Day's advance notice in the case of Base Rate Loans and not less than three (3) Business Days' advance notice in the case of Eurodollar Loans, that the Term Loan be made on the Closing Date; and (b) from time to time request, on not less than one (1) nor more than three
(3) Business Days' notice, in the case of Base Rate Loans, and not less than three (3) nor more than five (5) Business Days' notice in the case of Eurodollar Loans, that a Borrowing of Revolving Loans be made on the Business Day specified in such Borrowing Request. Borrowings of Base Rate Loans shall be in a minimum aggregate amount equal to $250,000 and in integral multiples of $50,000 or, if less, the amount of the Revolving Loan Availability immediately prior to such Borrowing. Borrowings of Eurodollar Loans shall be in a minimum aggregate amount of $500,000 and in integral multiples of $100,000. The Term Loan shall be made on the Closing Date, and each Revolving Loan shall be made on the Business Day specified in the Borrowing Request therefor (including the initial Revolving Loans to be made on the Closing Date). On such Business Day, each Lender shall, on or before 2:00 p.m., New York City time, deposit same day funds with the Agent in an amount equal to such Lender's Percentage of the requested Borrowing, such deposit to be made to such account as the Agent shall specify from time to time by notice to the Lenders. The proceeds of all Borrowings shall be made available to the Borrower by wire transfer of such proceeds to such transferees, or to such accounts of the Borrower, as the Borrower shall have specified in the Borrowing Request therefor; provided, however, that in each case the Agent shall be required to make available to the Borrower the proceeds of any Borrowing only to the extent received by it in same day funds from the Lenders. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

                 SECTION 3.2. Notes. All Loans made by each Lender shall be evidenced:

                 (a) in the case of such Lender's Term Percentage of the Term Loan, by a Term Note payable to the order of such Lender in a principal amount equal to such Lender's Term Percentage of Term Loan; and

                 (b) in the case of such Lender's Revolving Loans, by a Revolving Note payable to the order of such Lender in a principal amount equal to such Lender's Revolving Percentage of the Revolving Loan Commitment Amount.

The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on a grid schedule attached to such Lender's Revolving Note (or on a continuation of any such grid attached to any Revolving Note and made a part thereof), which notations shall evidence, inter alia, the date and outstanding principal amount of the Revolving Loans evidenced thereby. The notations on any such grid (and on any such continuation) indicating the outstanding principal amount of such Lender's Revolving Loans shall be presumptive evidence of the principal amount thereof owing and unpaid, but the failure to record any such amount on any such grid (or on any such continuation) shall not limit or otherwise affect the obligations of the Borrower hereunder or under such Note to make payments of principal of or interest on such Loans when due.

                 SECTION 3.3. Principal Payments. Repayments and prepayments of principal of the Loans shall be made in accordance with this
Section 3.3.

                 SECTION 3.3.1. Repayments and Prepayments. The Borrower will make payment in full of all unpaid principal of each Loan at its Stated Maturity Date (or such earlier date as such Loan may become or be declared due and payable pursuant to Article 7). Prior thereto, the Borrower:

                 (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) as to partial prepayments of the Term Loan, all such voluntary prepayments shall require at least three (3) Business Days prior notice to the Agent, (ii) as to the Revolving Loans and the Term Loan, all such voluntary prepayments shall be in a minimum amount of $50,000 (subject to the Borrower's right to prepay in full the entire unpaid principal amount of the Term Loan or Revolving Loans, as the case may be), (iii) as to the voluntary prepayment in full of the Term Loan and the termination of the Revolving Loan Commitment, such prepayment shall require at least five (5) Business Days prior written notice to the Agent (provided however that in the event the prepayment is being made in connection with the Public Offering of the securities of the Borrower or the Holding Company, the notices required to be given prior to such voluntary prepayment shall be as follows: (A) the Borrower shall give the written notice to the Agent within one (1) Business Day following the filing of the preliminary prospectus or similar statement in connection with such securities offering which notice shall provide the Agent with the Borrower's estimate of the date of prepayment, and (B) the Borrower shall give an additional written notice to the Agent on the day which such securities offering becomes effective which notice shall provide the Agent with the date of prepayment (provided that such date shall not be less than one (1) Business Day after the date of the notice provided in this clause (B)), and
(iv) the Borrower pays to the Lenders any Prepayment Fee required to be paid pursuant to Section 3.3.2;

                 (b) shall, on any Business Day on which the aggregate outstanding principal amount of all Revolving Loans exceeds the lesser of the Borrowing Base and the Revolving Loan Commitment Amount, make a mandatory prepayment of the outstanding principal amount of Revolving Loans in an amount equal to such excess amount;

                 (c) shall, on each Quarterly Payment Date, commencing on August 31, 1995, make a scheduled payment of the outstanding principal amount, if any, of the Term Loan equal to the amount shown below opposite each such Quarterly Payment Date:

                                                       Quarterly
        Quarterly Payment Dates Occur-                 Principal
         ring During the Period from:                   Payment
        ------------------------------              ----------------
        Closing Date through May 31, 1996           $        250,000
        June 1, 1996 through May 31, 1997                    375,000
        June 1, 1997 through May 31, 1998                    500,000
        June 1, 1998 through May 31, 1999                    625,000
        June 1, 1999 through May 31, 2000                    750,000

                 (d) shall, concurrently with the receipt by the Holding Company, the Borrower or any Subsidiary of any Net Disposition Proceeds other than from dispositions of assets permitted under Section 6.2.11, make a mandatory prepayment of the outstanding principal amount, if any, of the Term Loan, in an aggregate amount equal to such Net Disposition Proceeds; provided that this clause (d) of Section 3.3.1 shall not in any event be deemed a consent by the Required Lenders to any disposition by the Holding Company, the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

                 (e) shall, concurrently with the receipt by the Holding Company, the Borrower or any Subsidiary of any Net Securities Proceeds, make a mandatory prepayment of the outstanding principal amount, if any, of the Term Loan, in an aggregate amount equal to such Net Securities Proceeds; provided that this clause (e) of Section 3.3.1 shall not in any event be deemed a consent by the Required Lenders to any issuance of Stock or subordinated debt by the Holding Company, the Borrower or any Subsidiary which is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

                 (f) shall, concurrently with the delivery of financial information pursuant to clause (a)(i) of Section 6.1.1 with respect to each Fiscal Year commencing with the 1995 Fiscal Year (but in no event later than November 30 of the succeeding Fiscal Year), make a mandatory prepayment of the outstanding principal amount, if any, of the Term Loan in an amount equal to 75% of Excess Cash Flow with respect to such Fiscal Year;

                 (g) shall, concurrently with receipt by the Borrower or any Subsidiary or the Agent of any condemnation awards with respect to any Loss, make a mandatory prepayment of the Loans in an amount equal to such condemnation awards;

                 (h) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a casualty, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the actual cost incurred by the Borrower or such Subsidiary to repair or replace the property or asset which was the subject of the Loss or deemed Loss giving rise to such insurance proceeds;

                 (i) shall, within 180 days after receipt by the Borrower or any Subsidiary or the Agent of any insurance proceeds with respect to any Loss resulting from a liability, make a mandatory prepayment of the Loans in an amount by which such insurance proceeds exceed the amount of the liability to be satisfied with such proceeds (to the extent such liability is so satisfied);

                 (j) shall, unless the Required Lenders shall have otherwise agreed, concurrently with the receipt by the Borrower of any proceeds of the life insurance policies described in clause (c) of Section 6.1.5, make a mandatory prepayment of the Loans in an amount equal to the amount of such insurance proceeds;

                 (k) shall, concurrently with the receipt by the Borrower of any (i) reduction to the Purchase Price occurring after the Closing Date with respect to the Acquisition, payable by the Sellers to the Borrower pursuant to Section 3.5(ii) of the Acquisition Agreement, or (ii) any indemnity payable by the Sellers to the Borrower pursuant to the Acquisition Agreement or otherwise, make a mandatory prepayment in an aggregate amount equal to the amount so received (excluding the portion of such amount representing interest and excluding the portion of any such amount used to satisfy a liability of the Borrower or is in respect of a liability of the Borrower previously satisfied) by the Borrower, which prepayment shall be applied first to outstanding Revolving Loans (provided that the aggregate amount of all such prepayments applied to Revolving Loans shall not exceed the aggregate amount of Revolving Loans made on the Closing Date plus the costs and expenses incurred by the Borrower in connection with the Acquisition, set forth in Item 2 ("Transaction Costs") of the Disclosure Schedule, and not paid on the Closing Date) and, thereafter, to the Term Loan; and

                 (l) shall prepay the entire outstanding principal amount of the Loans together with accrued and unpaid interest and all of the outstanding Obligations hereunder upon the occurrence of a Change in Control.

                 SECTION 3.3.2. Prepayment Fee. Upon any prepayment of the Term Loan or the Revolving Loans on or prior to May 31, 1997, whether in full or in part, in each case utilizing the proceeds of borrowed funds or the issuance of debt securities (other than proceeds of Indebtedness permitted under clause (d) of Section 6.2.2), the Borrower shall be required to pay to the Lenders prior to or concurrently with such prepayment a Prepayment Fee in an amount equal to (i) if such prepayment occurs on or prior to May 31, 1996, two percent (2%) of the amount of the Loans outstanding prior to such prepayment, and (ii) if such prepayment occurs after May 31, 1996 but on or prior to May 31, 1997, one percent (1%) of the amount of the Loans outstanding prior to such prepayment. Any Prepayment Fee shall be paid by the Borrower to the Lenders as liquidated damages for the loss of the bargain and shall not constitute a penalty.

                 SECTION 3.3.3. Application. Each prepayment or repayment of principal which is applied to the Term Loan, other than scheduled installments under clause (c) of Section 3.3.1, shall be applied pro rata to the scheduled installments due on the Term Loan under clause (c) of Section 3.3.1.

                 SECTION 3.3.4. Revolving Loans on Borrower's Behalf. The Lenders are authorized to, and at their option may, make Revolving Loans on behalf of the Borrower for payment of all fees, expenses, charges, costs, principal and interest owed by the Borrower to the Lenders or the Agent under this Agreement and the other Loan Documents. Such Revolving Loans shall be made when and as the Borrower fails promptly to pay same, and all such Revolving Loans shall constitute Revolving Loans made to the Borrower and shall be secured by all of the Collateral.

                 SECTION 3.4. Interest. Interest on the outstanding principal amount of the Loans and other outstanding Obligations shall accrue and be payable in accordance with this Section 3.4.

                 SECTION 3.4.1. Rates. Subject to Section 3.4.3, Borrowings shall accrue interest at the following rates per annum, at the election of the Borrower pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice:

                 (a)      in the case of a Borrowing of Revolving Loans:

                 (i) during such periods as such Loan or portion thereof is a Base Rate Loan, the ING Alternate Base Rate (as in effect from time to time) plus 0.50%, and

                 (ii) during such periods as such Loan or portion thereof is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Borrowing and Interest Period plus 2.25%;

                 (b)      in the case of a Borrowing comprising the Term Loan:

                 (i) during such periods as such Borrowing is a Base Rate Loan, the ING Alternate Base Rate (as in effect from time to time) plus 1.00%, and

                 (ii) during such periods as such Borrowing is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Borrowing and Interest Period plus 2.50%.

                 SECTION 3.4.2. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 11:00 a.m., New York City time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three (3) nor more than five (5) Business Days' notice, that all or any portion in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 of Revolving Loans or the Term Loan be, in the case of Base Rate Loans, converted to Eurodollar Loans or continued as Eurodollar Loans; provided, however, that:

                 (a) each such continuation or conversion shall be pro rata among the applicable outstanding Term Percentages of the Term Loan or Revolving Percentages of Revolving Loans, as the case may be, of all Lenders; and

                 (b) no portion of the outstanding principal amount of any Loan may be continued as, or converted into, a Eurodollar Loan when any Default has occurred and is continuing.

The Agent shall give prompt telephonic notice to each Lender of the interest rate determined pursuant to this Section 3.4.2 with respect to such Loans. Absent delivery of a Continuation/Conversion Notice with respect to any Eurodollar Loan at least three (3) Business Days before the last day of the then current Interest Period with respect thereto, such Eurodollar Loan shall, on such last day, automatically convert to a Base Rate Loan.

                 SECTION 3.4.3. Post-Default Rates. From and after the occurrence of an Event of Default and during the continuance thereof, the Borrower shall pay interest (after as well as before judgment) on the outstanding principal amount of all Loans and other Obligations at a rate per annum equal to the Post-Default Rate applicable to such Loans and Obligations.

                 SECTION 3.4.4. Payment Dates. Accrued interest on the Loans shall be payable, without duplication:

                 (a)      on Maturity;

                 (b) with respect to any portion of any Loan prepaid or repaid pursuant to Section 3.3.1, on the date of such prepayment or repayment is due as provided in Section 3.3.1 and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment;

                 (c) with respect to Base Rate Loans, on each Monthly Payment Date, commencing with the first such day following the Closing Date;

                 (d) with respect to Eurodollar Loans, on the last day of each applicable Interest Period (and if such Interest Period shall exceed three months, also on the numerically corresponding day of the third calendar month after the commencement of such Interest Period);

                 (e) with respect to any Base Rate Loans converted into Eurodollar Loans on a day which is not a Monthly Payment Date, on the date of such conversion; and

                 (f)      on the date of acceleration of such Loan pursuant to
Section 7.2 or 7.3.

Interest accruing at any Post-Default Rate and, to the extent permitted by applicable law, interest on overdue amounts (including overdue interest), shall be payable upon demand.

                 SECTION 3.4.5. Rate Determinations. All determinations by the Agent of the rate of interest applicable to any Loan shall be conclusive in the absence of manifest error.

                 SECTION 3.4.6. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if on or prior to the determination of any Eurodollar Rate for any Interest Period:

                 (a) the Agent determines in good faith, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

                 (b) the Required Lenders determine in good faith, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Rate" upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Lenders of making or maintaining Eurodollar Loans for such Interest Period;

then the Agent shall give the Borrower and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, to continue Eurodollar Loans or to convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or such Loans shall be converted into Base Rate Loans in accordance with Section 3.4.2 hereof.

                 SECTION 3.4.7. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 3.4.8 hereof shall be applicable). If requested by the Borrower, any such Lender shall use reasonable efforts to designate another Applicable Lending Office, provided that such designation would not, in the discretion of such Lender exercised in good faith, be materially disadvantageous to such Lender or in any manner contrary to such Lender's policy.

                 SECTION 3.4.8. Treatment of Affected Loans. If the obligation of any Lender to make Eurodollar Loans or continue, or to convert Base Rate Loans into, Eurodollar Loans shall be suspended pursuant to Sections
3.4.6 or 3.4.7 hereof, such Lender's Eurodollar Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Eurodollar Loans (or, in the case of a conversion required by Sections 3.4.6 or 3.4.7 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections
3.4.6 or 3.4.7 hereof which gave rise to such conversion no longer exist:

                 (a) to the extent that such Lender's Eurodollar Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Loans shall be applied instead to its Base Rate Loans; and

                 (b) all Loans which would otherwise be made or continued by such Lender as Eurodollar Loans shall be made or continued instead as Base Rate Loans and all Base Rate Loans of such Lender which would otherwise be converted into Eurodollar Loans shall remain as Base Rate Loans.

Promptly after the circumstances specified in Sections 3.4.6 or 3.4.7 hereof which gave rise to the conversion of such Lender's Eurodollar Loans pursuant to this Section 3.4.8 no longer exist, such Lender shall give the Agent and the Borrower notice thereof.

                 SECTION 3.4.9. Compensation. The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

                 (a) any payment, prepayment or conversion of a Eurodollar Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Article 7 hereof) on a date other than the last day of the Interest Period for such Loan; or

                 (b) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article 4 hereof to be satisfied) to borrow a Eurodollar Loan from such Lender on the date for such borrowing specified in the Borrowing Request given pursuant to Section 3.1 hereof.

                 SECTION 3.5. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes or any other Loan Document shall be made, in accordance with this Section 3.5, free and clear of and without deduction for any and all present or future Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5), such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law;

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or intangibles taxes or any other excise or property taxes, transfer taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to this Agreement, the Notes, or any other Loan Document;

                 (c) The Borrower will indemnify each Lender and the Agent for the full amount of the taxes, charges and levies described in clauses (a) and (b) of this Section 3.5 (including, without limitation, any such taxes, charges and levies imposed by any jurisdiction on amounts payable under this
Section 3.5) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes, charges and levies were correctly or legally asserted. Payment under this clause (c) shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor;

                 (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in
Section 9.2, the original or a certified copy of any receipt received by the Borrower evidencing payment thereof;

                 (e) On or prior to the Closing Date and on or prior to the first Business Day of each calendar year thereafter, each

Foreign Lender shall provide the Agent and the Borrower with two properly executed original Forms 4224 and 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Agent, and properly executed Internal Revenue Service Forms W-8 or W-9, as the case may be, certifying (i) as to such Foreign Lenders's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Foreign Lender hereunder and under the Notes or (ii) that all payments to be made to such Foreign Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each Foreign Lender agrees to provide the Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Agent and the Borrower;

                 (f) In the event that the Agent or any Lender receives a refund of any taxes paid on its behalf by the Borrower in accordance with this
Section 3.5, the Agent or such Lenders, as the case may be, shall pay such refund to the Borrower; and

                 (g) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section
3.5 shall survive the payment in full of principal and interest hereunder and under the Notes.

                 SECTION 3.6. Payments, Interest Rate Computations, Other Computations, etc. All payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document, in respect of principal or interest on the Term Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective unpaid principal amounts of the Term Notes and, in respect of principal or interest on the Revolving Notes, shall be made by the Borrower to the Agent for the account of the Lenders, pro rata according to their respective unpaid principal amounts of the Revolving Notes. The payment of the commitment fee referred to in Section 2.3 shall be made by the Borrower to the Agent for the account of the Lenders entitled thereto pro rata according to their respective Revolving Percentages. All other amounts payable to the Agent or any Lender under this Agreement or any other Loan Document (except under Section 2.4) shall be paid to the Agent for the account of the Person entitled thereto. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York City time, on the date due, in immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall promptly remit in the type of funds received to each Lender notified to the Agent its share, if any, of such payments received by the Agent for the account of such Lender or holder.

All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (365 days in the case of interest computed on the basis of the ING Alternate Base Rate). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately preceding Business Day.

                 SECTION 3.7. Proration of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on any Loan or other Obligations in excess of such Lender's or holder's pro rata share of payments then or therewith obtained thereon by all Lenders, such Lender which has received in excess of its pro rata share shall purchase from the other Lenders such participations in such Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 3.8) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.7 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.7 to share in the benefits of any recovery on such secured claim.

                 SECTION 3.8. Setoff. In addition to and not in limitation of any rights of any Lender under applicable law, each Lender shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) the Borrower hereby grants to each Lender, a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 3.8.

                 SECTION 3.9.     Use of Proceeds.

                 (a) The Borrower shall use the proceeds of the Term Loan and Revolving Loans made on the Closing Date (i) to pay the Estimated Purchase Price, and (ii) to pay costs and expenses arising in connection with the transactions contemplated hereby which are set forth in Item 2 ("Transaction Costs") of the Disclosure Schedule (subject to the Agent's approval of such costs and expenses), all as more specifically described in Item 3 ("Sources and Uses") of the Disclosure Schedule.

                 (b) The Borrower shall use the proceeds of the Revolving Loans made after the Closing Date for its continuing working capital needs.

                 (c) No part of the proceeds of any Loans shall be used for any purpose which violates Regulations G, T, U or X of the F.R.S. Board.


                                   ARTICLE 4.

                              CONDITIONS TO LOANS

                 SECTION 4.1. Initial Loans. The obligations of the Lenders to fund the initial Borrowings of Loans on the Closing Date, shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.1, except as the Required Lenders shall otherwise consent.

                 SECTION 4.1.1.   Resolutions, etc.  The Agent shall have
received:

                 (a) a certificate, dated the date hereof, with counterparts for each Lender, of the Secretary or an assistant secretary of each Loan Party as to:

                 (i) resolutions of its Board of Directors, then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and the related transactions contemplated thereby, and

                 (ii) the incumbency and signatures of those of its officers authorized to act with respect to the Loan Documents to which it is party, upon which certificate each Lender may conclusively rely until it shall have received further certificates of the Secretary or an assistant secretary of such Loan Party cancelling or amending such prior certificates;

                 (b) copies of the Organic Documents of each Loan Party certified by, in the case of the charters, the appropriate Governmental Authority of the State of such Loan Party's incorporation and, in the case of its other Organic Documents, such Loan Party's Secretary or assistant secretary, which documents shall be satisfactory to the Agent;

                 (c) a so-called "good standing" certificate with respect to each Loan Party from the appropriate Governmental Authority of the State of its incorporation;

                 (d) evidence of qualification of each Loan Party to do business in each other jurisdiction in which the failure to so qualify could reasonably result in a Material Adverse Change; and

                 (e) such other documents (certified if requested) as the Agent or the Required Lenders may reasonably request, with respect to this Agreement, the Notes, any other Loan Document, the transactions contemplated hereby and thereby, or any Organic Document, Contractual Obligation of the Borrower, the Holding Company or the Subsidiaries, or Approval.

                 SECTION 4.1.2. Notes. The Agent shall have received for the account of each Lender, such Lender's Notes, in each case duly executed and delivered pursuant to clauses (a) and (b) of Section 3.2.

                 SECTION 4.1.3. Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate dated as of the Closing Date from the chief financial Authorized Officer of the Borrower.

                 SECTION 4.1.4. Capital Contribution, etc. Morgan Stanley and the Eligible Investors shall have contributed to the capital of the Holding Company, in exchange for all of the issued and outstanding shares of Stock (other than the Warrants and the Original Management Options) of the Holding Company, the amount of $5,240,000, of which $4,000,000 shall have been contributed by Morgan Stanley and of which $1,000,000 shall have been contributed by the Eligible Investors in exchange for preferred Stock of the Holding Company having relative rights and preferences satisfactory to the Required Lenders, and of which $240,000 shall have been contributed by the Eligible Investors in exchange for common Stock of the Holding Company; the Holding Company shall have issued not less than $9,000,000 in principal amount of Subordinated Indebtedness pursuant to the Subordinated Debt Documents; the Holding Company shall have contributed to the capital of Mergerco I, in exchange for all of the issued and outstanding shares of Stock of Mergerco I, the amount of $14,140,000 and shall have contributed to the capital of Mergerco II, in exchange for all of the issued and outstanding shares of Stock of Mergerco II, the amount of $100,000; and 74.07% of the issued and outstanding Stock of the Holding Company shall have been issued to Morgan Stanley and 25.93% of the issued and outstanding Stock of the Holding Company shall have been issued to Eligible Investors.

                 SECTION 4.1.5. Release of Liens on Assets. All Indebtedness of the Milestone Companies described in Item 5 ("Indebtedness to be Refinanced") of the Disclosure Schedule shall have been repaid in full and all holders of such Indebtedness shall have acknowledged such repayment, released Borrower and its Subsidiaries from any liability in respect of such Indebtedness, and released all Liens on the assets securing such Indebtedness pursuant to UCC-3 termination statements and other Instruments as shall be suitable or appropriate in connection therewith.

                 SECTION 4.1.6. No Contest, etc. On the Closing Date, no litigation, arbitration, governmental investigation, injunction, proceeding or inquiry shall be pending or, to the knowledge of the Borrower, threatened which:

                 (a) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with the Acquisition Agreement, the Warrant Documents, this Agreement or any Loan Document; or

                 (b) would, in the reasonable opinion of the Agent or the Required Lenders, be materially adverse to any of the parties hereto with respect to the transactions contemplated hereby;

No litigation set forth in Item 5 ("Litigation") of the Disclosure Schedule in the reasonable opinion of the Agent, could reasonably result in a Material Adverse Change or give rise to any liability on the part of the Agent or any Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

                 SECTION 4.1.7. Certificate as to Completed Conditions, Warranties, No Default, etc. The Agent shall have received a certificate, dated the Closing Date, with counterparts for each Lender, of the chief financial Authorized Officer of the Borrower, to the effect that:

                 (a)      all conditions precedent set forth in this Section
4.1 have been satisfied;

                 (b)      all representations and warranties set forth in
Article 5 are true and correct in all material respects;

                 (c) all representations and warranties set forth in the Loan Documents are true and correct in all material respects; and

                 (d)      no Default has occurred and is continuing.

                 SECTION 4.1.8. Documents Relating to Equity Investments in Holding Company, Subordinated Indebtedness, Management Incentive Plan, Founder Performance Stock Purchase Agreements, and Stockholders' Agreement. The terms and conditions of (a) each of the stock subscription agreements pursuant to which the Stock of the Holding Company was issued to the Eligible Investors and Morgan Stanley,
(b) the Subordinated Debt Documents, (c) the Management Incentive Plan and Founder Performance Stock Purchase Agreements and (d) the Stockholders' Agreement, shall in each case be satisfactory in all respects to the Agent, and the Agent shall have received copies of each of the foregoing documents certified as true and correct by an Authorized Officer of the Borrower or the Holding Company.

                 SECTION 4.1.9. Compliance with Requirements of Law. The Agent shall have received evidence satisfactory to it that the Borrower is in compliance in all material respects with all other Requirements of Law and has obtained and maintains in full force and effect (a) all licenses, permits and approvals issued by Governmental Authorities necessary to carry on its business (except where the failure to have any such license, permit or approval could not reasonably result in a Material Adverse Change), and (b) all Approvals.

                 SECTION 4.1.10. Opinions of Counsel. The Agent shall have received opinion letters, dated the Closing Date and addressed to the Agent and all Lenders, from

                 (a) Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to the Holding Company and its Subsidiaries, in form and substance satisfactory to the Agent, and covering such matters as the Agent may reasonably request, including, without limitation, the Acquisition; and

                 (b) Akin, Gump, Strauss, Hauer & Feld, counsel to the Holding Company and its Subsidiaries in the State of Texas covering such matters as the Agent may reasonably request.
                 SECTION 4.1.11. Closing Fees, Expenses, etc. The Agent shall have received, for its own account, the facility fee payable pursuant to the Facility Fee Letter and all costs and expenses which have been invoiced and are payable upon the initial Borrowing pursuant to Section 9.3.

                 SECTION 4.1.12. Holding Company Guaranty and Subsidiary Guaranty. The Agent shall have received the Holding Company Guaranty and the Subsidiary Guaranty, duly executed by Authorized Officers of the Loan Parties that are a party thereto.

                 SECTION 4.1.13. Security Documents and Perfection. The Agent shall have received:

                 (a) The Security Agreement, duly executed by an Authorized Officer of Mergerco I, Milestone, each of its Subsidiaries, Mergerco II and Milestone Management;

                 (b) A satisfactory collateral assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of the Borrower's rights under the Acquisition Agreement and all other documents executed or delivered by the Sellers pursuant to the Acquisition Agreement, duly consented to by the Sellers;

                 (c) The Holding Company Pledge Agreement, the Borrower Pledge Agreement and the Subsidiary Pledge Agreement, duly executed by the chief executive Authorized Officers of the Holding Company, the Borrower and Trucare, as the case may be;

                 (d) Evidence of all filings of the Financing Statements with respect to the Security Agreement and other Security Documents; searches or other evidence as to the absence of any perfected security interests or Liens (except those previously disclosed to and consented to by the Lenders and those to be released in accordance with Section 4.1.5); and evidence that all other actions (including all actions necessary such that the Trademark Assignment is acceptable for filing in the United States Patent and Trademark Office and the payment of all documentary, intangibles, filing and recording taxes and fees) with respect to the Liens created by the Security Documents have been taken as are necessary or appropriate to perfect such Liens;

                 (e) A satisfactory assignment to the Agent, for its benefit and the ratable benefit of the Lenders, of $3,000,000 face amount of each of the insurance policies described in Section 4.1.17 (with respect to which the insurer shall have executed and delivered to the Agent a written consent); and

                 (f) All (i) stock certificates and undated stock powers duly executed in blank relating thereto with respect to the pledged securities under the Holding Company Pledge Agreement, the Borrower Pledge Agreement and the Subsidiary Pledge Agreement, which pledged securities shall constitute all outstanding Stock of the Borrower and the Subsidiaries and (ii) Subsidiary Notes duly endorsed in blank pledged under the Borrower Pledge Agreement.

                 SECTION 4.1.14. Employment Agreements; Compensation. The Agent shall have received copies of all employment agreements to which the Borrower is a party, and the Agent shall be satisfied in all respects with the levels of compensation (including, without limitation, fees, wages, salaries, deferred payment arrangements, stock options, incentive plans and pension or employee benefit contributions) paid to key members of management.

                 SECTION 4.1.15. Pension and Welfare Liabilities. The Agent shall have received, with counterparts for each of the Lenders (i) the most recent actuarial valuation report, if any, for each Single Employer Plan, if any, and a copy of Schedule B to the Annual Report on Form 5500 of the Internal Revenue Service, if any, for each Single Employer Plan, if any, most recently filed with the Internal Revenue Service, and (ii) a report prepared by the Borrower in form and substance satisfactory to the Agent and each Lender detailing any liabilities of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits under Plans which are welfare benefit plans.

                 SECTION 4.1.16. Insurance. The Agent shall have received evidence satisfactory to it that the insurance maintained by the Borrower and its Subsidiaries is issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, is in amounts satisfactory to the Agent, under policies naming the Agent as loss payee (in the case of casualty insurance policies) and as additional insured (in the case of liability policies), and otherwise complies with the requirements of this Agreement and the Security Documents.

                 SECTION 4.1.17. Key Man Insurance. The Borrower shall have purchased "key-man" life insurance policies in the total amount of $3,000,000 on the life of Charles L. Allen.

                 SECTION 4.1.18. Warrant Documents. The Warrant Agreement, Put and Call Agreement and Registration Rights Agreement shall have been duly executed by each of the parties thereto, and the Warrants shall have been delivered to ING (registered in such name(s) as ING may direct).

                 SECTION 4.1.19. Financial Information, etc. The Agent shall have received for each Lender, the historical financial statements referred to in Section 5.4, the Pro Forma Balance Sheet, the Fair Saleable Value Balance Sheet and the Projections.

                 SECTION 4.1.20. Solvency, etc. The Fair Saleable Value Balance Sheet shall show that the assets of the Borrower are at least $12,000,000 greater than the liabilities of the Borrower (including all liabilities and obligations of the Borrower, fixed or contingent, direct or indirect, disputed or undisputed, and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP, except to the extent noted thereon); and the Agent shall have received, with counterparts for each Lender, a certificate of the chief financial Authorized Officer of the Borrower dated the Closing Date, giving effect to the consummation of the transactions contemplated by this Agreement, the Acquisition Agreement and the Warrant Documents to occur on the Closing Date, and stating that, upon the occurrence of such transactions (including, without limitation, the consummation of the Acquisition, the making of Revolving Loans and the Term Loan and the issuance of the Warrants), the Borrower will be Solvent.

                 SECTION 4.1.21. Acquisition. The Acquisition Agreement shall remain in full force and effect and shall not have been amended, modified or supplemented without the Required Lenders' prior written consent; all conditions precedent to the consummation by the Borrower of the transactions contemplated by the Acquisition Agreement shall have been fully satisfied or, with the prior written consent of the Required Lenders, waived; the Borrower shall have delivered to the Agent evidence satisfactory to the Agent that the Acquisition shall be consummated simultaneously with the initial Borrowings, substantially in accordance with the terms of the Acquisition Agreement; and the Borrower shall have delivered to the Agent each of the following:

                 (a) resolutions of the boards of directors and, to the extent required, the stockholders of the Holding Company, Mergerco I, Mergerco II, Milestone, Milestone Management, and the Sellers, each certified by the Secretary or an assistant secretary of the Holding Company, Mergerco I, Mergerco II, Milestone, Milestone Management, and the Sellers, respectively, to be duly adopted and in full force and effect on the Closing Date, authorizing the execution, delivery and performance of the Acquisition Agreement;

                 (b) certified copies of all documents evidencing any other necessary corporate action, consents and governmental approvals with respect to the consummation of the transactions contemplated by the Acquisition Agreement; and

                 (c) a certificate from the chief financial Authorized Officer of Borrower to the effect that attached thereto are true and correct copies of the Acquisition Agreement and each of the material documents, instruments and agreements executed and delivered pursuant to the Acquisition Agreement and making such statements of fact concerning the Acquisition and the other transactions consummated pursuant to such agreements as the Agent shall request.

                 SECTION 4.1.22. Management Contracts. The Agent shall have received a certificate from an Authorized Officer of the Borrower to the effect that attached thereto are true and correct copies of all Management Contracts in effect on the Closing Date and making such statements of fact concerning the Management Contracts as the Agent shall request.

                 SECTION 4.1.23. Stockholders' Agreement. The Agent shall have received a certificate from an Authorized Officer of the Holding Company to the effect that attached thereto are true and correct copies of the Stockholders' Agreement and making such statements of fact concerning the Stockholders' Agreement as the Agent shall request.

                 SECTION 4.1.24. Other Documents, Certificates, Etc. The Agent shall have received such other documents, certificates, opinions of counsel or other materials as it reasonably requests from any Loan Party.

                 SECTION 4.2. All Loans. Without duplication of any conditions precedent required to be satisfied pursuant to Section 4.1, the obligations of the Lenders to make any Loans, shall be subject to the satisfaction of each of the additional conditions precedent set forth in this
Section 4.2.

                 SECTION 4.2.1. Compliance with Warranties, No Default, etc. The representations and warranties set forth in Article 5 shall have been true and correct in all material respects as of the date initially made, and both before and after giving effect to the making of any such Loan,

                 (a) such representations and warranties (excluding, however, Section 5.7) shall be true and correct in all material respects with the same effect as if then made;

                 (b) all representations and warranties set forth in the Security Documents shall be true and correct in all material respects with the same effect as if then made;

                 (c) no litigation, arbitration or governmental investigation or proceeding, which is likely to succeed in the reasonable opinion of the Required Lenders and which, if successful, could result in a Material Adverse Change shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary which was not disclosed pursuant to Section 5.7;

                 (d) no material adverse development shall have occurred in any such litigation, arbitration or governmental investigation or proceeding so disclosed pursuant to Section 5.7 which renders such litigation, arbitration or governmental investigation or proceeding likely to succeed in the reasonable opinion of the Required Lenders and, if successful, could result in a Material Adverse Change; and

                 (e)      no Default shall have occurred and be continuing.

                 SECTION 4.2.2. Borrowing Request, etc. The Agent shall have received a duly completed Borrowing Request in the case of a Borrowing of Loans. The delivery of any such Borrowing Request, and the acceptance by the Borrower of the proceeds of any such Loan, shall constitute a representation and warranty by the Borrower that on the date of such request for a Loan, and before and after giving effect to the making of such Loan and the application of any proceeds of such Loan, all statements set forth in Section 4.2.1 are true and correct. In the event that, in connection with the delivery of any such Borrowing Request the Borrower is required to amend any Item of the Disclosure Schedule in order that the statement set forth in clause (a) or (b) of Section 4.2.1 shall be true and correct, the Borrower shall deliver to the Agent at least three (3) Business Days prior to the date of the Borrowing requested or to be requested, a request that such Item of the Disclosure Schedule be amended, and the Agent shall promptly forward such request to the Lenders. To the extent that the Required Lenders agree to such requested amendment or otherwise agree to make any Loans after receipt of such request, the representations and warranties proposed to be amended by such amendment to the Disclosure Schedule will be deemed amended for purposes of this Agreement.

                 SECTION 4.2.3. Satisfactory Legal Form. All documents executed or submitted by or on behalf of the Borrower or any Subsidiary shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such Instruments, as the Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement shall be satisfactory to counsel to the Agent.

                 SECTION 4.2.4. Margin Regulations. The making of such Loan and the use of the proceeds thereof shall not violate Regulations G, T, U and X of the F.R.S. Board.

                 SECTION 4.2.5. Adverse Change. In the reasonable judgment of the Agent and the Required Lenders, no Material Adverse Change shall have occurred since the Closing Date.

                 SECTION 4.2.6. Change in Law. On the date of such Loan, no change shall have occurred in applicable law, or in applicable regulations thereunder or in interpretations thereof by any court or Governmental Authority which, in the opinion of any Lender, would make it illegal for such Lender to make the Loan required to be made on such date.


                                   ARTICLE 5.

                                WARRANTIES, ETC.

                 SECTION 5. Warranties, etc. In order to induce the Lenders and the Agent to enter into this Agreement, to engage in the transactions contemplated herein and in the other Loan Documents and to make the Loans, the Borrower represents and warrants to the Agent and each Lender as set forth in this Article 5. Each and all of the representations and warranties set forth in this Article 5 shall be true and correct, assuming and after giving effect to the consummation of the Acquisition and the consummation of the other transactions contemplated by this Agreement, the Loan Documents and the Warrant Documents.

                 SECTION 5.1. Organization, Power, Authority, etc. Each of the Borrower and its Subsidiaries (i) is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could reasonably result in a Material Adverse Change, and (iii) has full power and authority, and, except as set forth in Item 6 ("Governmental Licenses") of the Disclosure Schedule, holds all governmental licenses, permits, registrations and other approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the Closing Date and as contemplated to be conducted subsequent to the consummation of the Acquisition, including, without limitation, all Accreditations, Medicaid Certifications, Medicare Certifications, and Health Facility Licenses. The Borrower has full power and authority to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document executed or to be executed by it and to obtain Loans hereunder.

                 SECTION 5.2. Due Authorization. The execution and delivery by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the incurrence and performance by the Borrower of the Obligations have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of any Loan Party or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on any Loan Party's properties pursuant to the provisions of any Contractual Obligation of any Loan Party.

                 SECTION 5.3. Validity, etc. This Agreement is, and the Notes and each other Loan Document executed by the Borrower will upon the due execution and delivery thereof constitute, the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 SECTION 5.4.     Financial Information; Solvency.

                 (a) Except as disclosed in Item 7 ("Exceptions to GAAP") of the Disclosure Schedule, all balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of the Borrower which have been or shall hereafter be furnished by or on behalf of the Borrower to each Lender and the Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby, including:

                 (i) the consolidated audited balance sheets of Trucare as of May 31, 1992, September 30, 1993 and July 31, 1994, and the related consolidated statements of income and cash flows for each of the three
         (3) fiscal years of Trucare ending May 31, 1992, September 30, 1993 and July 31, 1994, together with the opinion thereon of Baird, Kurtz & Dobson;

                 (ii) the unaudited consolidated balance sheets of Milestone and Milestone Management as of September 30, 1992, September 30, 1993 and August 31, 1994, and the related consolidated statements of income for each of the three (3) fiscal years of Milestone and Milestone Management ending

         September 30, 1992, September 30, 1993 and August 31, 1994, together with the reports of the chief financial officer of Milestone and Milestone Management, respectively, in form and substance satisfactory to the Agent;

                 (iii) the unaudited consolidated balance sheets of Milestone and Milestone Management as of April 30, 1995 and the related consolidated statements of income and cash flows for the Fiscal Year to date period ending April 30, 1995;

                 (iv)     the Pro Forma Balance Sheet; and

                 (v)      the Projections;

have been prepared in accordance with GAAP consistently applied (except to the extent items in the Pro Forma Balance Sheet and the Projections are based upon estimates) throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the date hereof, neither Mergerco I, Mergerco II, nor any of the Milestone Companies has material contingent liabilities or material liabilities for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in the financial statements described in clauses (i), (ii) and (iii).

                 (b) Giving effect to the consummation of the transactions contemplated by the Acquisition Agreement, the consummation of the transactions contemplated by this Agreement and the other Loan Documents (including the making of Loans), and the consummation of the transactions contemplated by the Warrant Documents, the Borrower is Solvent.

                 SECTION 5.5. Material Adverse Change. Since August 31, 1994, there has been no material adverse change in the condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, or in any industry in which the Borrower or any of its Subsidiaries is engaged in any material respect.

                 SECTION 5.6. Absence of Default. Neither the Borrower nor any Subsidiary is in default in the payment of (or in the performance of any obligation applicable to) any Indebtedness, or is in material default under any regulation of any Governmental Agency or court decree or order, or is in default under any Requirements of Law which default could reasonably result in a Material Adverse Change.

                 SECTION 5.7. Litigation, Legislation, etc. Except as disclosed in Item 5 ("Litigation") of the Disclosure Schedule, there is no pending or, to the knowledge of the Borrower, threatened litigation, arbitration or governmental investigation, proceeding or inquiry which, if adversely determined, could reasonably result in a Material Adverse Change; and none of the proceedings set forth in such
Item 5 seeks to amend, modify or enjoin the transactions contemplated hereby or, if adversely determined, could reasonably result in a Material Adverse Change. There is no legislation, governmental regulation or judicial decision that could reasonably result in a Material Adverse Change.

                 SECTION 5.8. Regulations G, T, U and X. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in F.R.S. Board Regulation G or U), and no assets of the Borrower or any Subsidiary consist of Margin Stock. The Loans hereunder will not be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, T, U or X.

                 SECTION 5.9. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Holding Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or subject to regulation under the Federal Power Act, the Interstate Commerce Act or any other federal or state law limiting its ability to incur Indebtedness or to execute, deliver or perform the Loan Documents to which it is party.

                 SECTION 5.10. Taxes. Each of the Borrower and its present or past Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and Charges thereby shown to be owing, except any such taxes or Charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

                 SECTION 5.11. Pension and Welfare Plans. Except as disclosed in Item 8 ("Benefit Plans") of the Disclosure Schedule, (a) neither the Borrower nor any Subsidiary or Commonly Controlled Entity has assumed any material liability under (i) any employee benefit plan, fund, program, arrangement, agreement or commitment disclosed in Schedule 5.17(a) of the Acquisition Agreement, or (ii) any other employee benefit plan, fund, program, arrangement, agreement or commitment maintained by or on behalf of or contributed to by or on behalf of any entity or trade or business which, together with any of such corporations, is treated as a single employer under Sections 414(b), (c), (m) or (o) of the IRC. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity shall be subject (directly or indirectly) to any material liability, tax or penalty whatsoever to any person whomsoever with respect to any employee benefit plan, fund, program, arrangement, agreement or commitment described in clause (i) or (ii) of the immediately preceding sentence.

                 (b) No Reportable Event which could reasonably result in a Material Adverse Change has occurred during the six-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan. The Borrower, each Commonly Controlled Entity, each Subsidiary, each Plan, and each trust maintained pursuant to any such Plan have complied in all material respects with the applicable provisions of ERISA, the IRC, and any other applicable laws. Except as disclosed in Item 8 ("Benefit Plans") of the Disclosure Schedule, the present value of all "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under each Single Employer Plan maintained by the Borrower, any Subsidiary or any Commonly Controlled Entity (based on those assumptions that would be used in a termination of each such Plan) did not, as of the last annual valuation date for which an actuarial valuation report has been done, exceed the value of the assets of such Plan as of such date. Except as disclosed in such Item 8, neither the Borrower nor any Commonly Controlled Entity or Subsidiary has incurred any liability to the PBGC or to any other Person under Section 4062, 4063 or Section 4064 of ERISA on account of the termination of, or its withdrawal from, a Single Employer Plan, and no Lien has been imposed on the assets of the Borrower or any Commonly Controlled Entity or Subsidiary under
Section 4068 of ERISA. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, there does not exist any event or condition which would permit the institution of proceedings to terminate any Single Employer Plan pursuant to Section 4042 of ERISA. Except as disclosed in
Item 8 of the Disclosure Schedule, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of IRC), whether or not waived, exists with respect to any Pension Plan. The Borrower and each Commonly Controlled Entity and Subsidiary have timely made in full each quarterly installment payment to any Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the IRC and have also made full and timely payment of any other costs or expenses related to such a Plan. The Borrower and all Commonly Controlled Entities and Subsidiaries have made full and timely payment of all contributions to Multiemployer Plans required under ERISA, the IRC or applicable collective bargaining agreements. Neither the Borrower nor any Commonly Controlled Entity or Subsidiary has had a complete or partial withdrawal from any Multiemployer Pension Plan and the liability to which the Borrower or any Commonly Controlled Entity or Subsidiary would become subject under ERISA if the Borrower or any such Commonly Controlled Entity or Subsidiary were to withdraw completely from all Multiemployer Pension Plans as of the valuation date most closely preceding the date hereof is not in excess of $100,000. No such Multiemployer Pension Plan has been terminated or is in Reorganization or Insolvent, nor, to the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, is any such Multiemployer Pension Plan likely to be terminated or to become in Reorganization or Insolvent. To the knowledge of the Borrower and any Commonly Controlled Entities and Subsidiaries, no "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the IRC), whether or not waived, exists with respect to any Multiemployer Plan. The present value (determined using assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) is not in excess of $100,000. No written notice of liability has been received with respect to the Borrower, any of its Subsidiaries, the Holding Company, or any Plan for any "prohibited transaction" (within the meaning of Section 4975 of the IRC or Section 406 of ERISA), nor has any such prohibited transaction resulting in material liability to the Borrower, any of its Subsidiaries or the Holding Company occurred. Neither the Borrower nor any Subsidiary or Commonly Controlled Entity will, as a result of consummating the transactions contemplated by this Agreement (pursuant to the provisions of the Agreement, by operation of law or otherwise) (i) have incurred or become liable for any tax assessed by the Internal Revenue Service for any alleged violations of Section 4975 of the IRC or any civil penalty imposed by the Department of Labor for any alleged violations of Section 406 of ERISA, (ii) have caused or permitted to occur any "prohibited transaction" within the meaning of such Section 4975 of the IRC or Section 406 of ERISA with respect to any Plan for which no exemption is available or (iii) have incurred any liability to the PBGC (other than ordinary and usual PBGC premium liability) or any liability for complete or partial withdrawal to any Multiemployer Plan. Neither the Holding Company, the Borrower nor any Subsidiary is subject (directly or indirectly) to, and no facts exist which could subject the Holding Company, the Borrower or any Subsidiary (directly or indirectly) to, any other liability, penalty, tax or lien whatsoever, which could reasonably result in a Material Adverse Change and which is directly or indirectly related to any Plan, including, but not limited to, liability for any damages or penalties arising under Title I or Title IV of ERISA, liability for any tax or penalty resulting from a loss of deduction under Section 404 or 419 of the IRC, any tax or penalty under chapter 43 of the IRC, or any taxes or penalties under any other applicable law, but excluding any liability to make contributions or pay premiums to or under an ongoing Plan before the last due date on which such contributions or premiums could be paid or made without penalty or to pay benefits when due in accordance with Plan terms.

                 SECTION 5.12.    Labor Controversies.  Except as disclosed in
Item 9 ("Labor Controversies") of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Borrower, threatened, relating to the Borrower or any Subsidiary. There is (i) no unfair labor practice complaint pending against the Borrower, or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries. Each of the Borrower and its Subsidiaries is in compliance in all material respects with all collective bargaining agreements to which it is subject.

                 SECTION 5.13. Ownership of Properties; Collateral. (a) Each of the Borrower and its Subsidiaries shall own good title to all of its material personal properties and assets of any nature whatsoever, free and clear of all Liens except as permitted pursuant to Section 6.2.3.

                 (b) The provisions of the Security Agreement are effective to create in favor of the Agent for the benefit of the Agent and the Lenders, a legal, valid and enforceable security interest in all right, title and interest of the Loan Parties in the Collateral described therein, and, upon the filing of the Financing Statements and any required filing in the United States Patent and Trademark Office pursuant to Section 4.1.13, the Security Documents will create a fully perfected first Lien on, and the security interest in, all right, title and interest of the Loan Parties in all of the Collateral described therein, to the extent that a security interest therein can be perfected by such a filing, subject to no other Liens other than Liens permitted by Section 6.2.3.

                 SECTION 5.14. Intellectual Property. Each of the Borrower and its Subsidiaries owns or licenses all such Intellectual Property, and has obtained assignments of all licenses and other rights, as the Borrower considers necessary for or as are otherwise material to the conduct of the business of the Borrower and its Subsidiaries as now conducted without, individually or in the aggregate, any infringement upon rights of other Persons which could reasonably result in a Material Adverse Change. All Intellectual Property owned or licensed from third Persons described in this Section 5.14 is set forth in Item 10 ("Intellectual Property") of the Disclosure Schedule.

                 SECTION 5.15. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent or such Lender and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading. Neither this Agreement nor any document or statement furnished to the Agent or any of the Lenders by or on behalf of the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not materially misleading. The Agent and the Lenders recognize that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected or forecasted results.

                 SECTION 5.16. Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower and its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, property and liability insurance, (a) as of the Closing Date are listed in Item 11 ("Insurance") of the Disclosure Schedule, (b) are, together with all policies of employee health and welfare and title insurance, in full force and effect, (c) comply in all respects with the applicable requirements set forth herein and in the Security Documents and (d) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and its Subsidiaries operate. Neither the Borrower nor any of its Subsidiaries provides any of its insurance through self-insurance except as disclosed in Item 11 of the Disclosure Schedule.

                 SECTION 5.17. Certain Indebtedness. Item 12 ("Indebtedness") of the Disclosure Schedule specifies all Indebtedness of the Borrower and its Subsidiaries as of the Closing Date which (a) is for borrowed money, or (b) is not incurred in the ordinary course of the business of the Borrower or any Subsidiary in a manner and to the extent consistent with past practice, or (c) is material to the financial condition, operations, businesses, properties or prospects of the Borrower or any Subsidiary.

                 SECTION 5.18. Environmental Matters. Except as disclosed in Item 13 ("Environmental Matters") of the Disclosure Schedule to the best of the Borrower's knowledge, the Borrower and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and there are no conditions or circumstances associated with the currently or previously owned, operated, used or leased properties or current or past operations of the Borrower or any Subsidiary which may give rise to Environmental Liabilities and Costs which could reasonably result in a Material Adverse Change or which may give rise to any Environmental Lien.

                 SECTION 5.19. No Burdensome Agreements. Neither the Borrower nor any Subsidiary is a party to or has assumed any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction that could reasonably result in a Material Adverse Change.

                 SECTION 5.20. Consents. Except as disclosed in Item 14 ("Consents") of the Disclosure Schedule the Borrower and its Subsidiaries have all material permits and governmental consents and approvals necessary under Requirements of Law or, in the reasonable business judgment of the Borrower, deemed advisable under Requirements of Law, in connection with the transactions contemplated hereby and the ongoing business and operations of the Borrower and its Subsidiaries.

                 SECTION 5.21. Contracts. Set forth in Item 15 ("Contracts") of the Disclosure Schedule is an accurate and complete list of all material Contractual Obligations of the Borrower and its Subsidiaries.
Each such material Contractual Obligation is in full force and effect in accordance with the terms thereof. There are no material defaults by the Borrower or any Subsidiary or, to the Borrower's knowledge after due inquiry, any other default in existence under any such material Contractual Obligations, in each case that could reasonably result in a Material Adverse Change.

                 SECTION 5.22. Employment Agreements. Set forth in Item 16 ("Employment Contracts") of the Disclosure Schedule is a complete and accurate list of each employment agreement to which the Borrower or any Subsidiary is a party, or by which it is bound.

                 SECTION 5.23. Condition of Property. All of the assets and properties owned by, leased to or used by the Borrower and its Subsidiaries material to the conduct of their business are in adequate operating condition and repair, ordinary wear and tear excepted, and are free and clear of known defects except for defects which do not substantially interfere with the use thereof in the conduct of normal operations.

                 SECTION 5.24. Subsidiaries. Item 17 ("Subsidiaries") of the Disclosure Schedule sets forth all Subsidiaries of the Borrower as of the Closing Date.

                 SECTION 5.25. Acquisition Agreement. The closing of the transactions contemplated by the Acquisition Agreement shall occur on the Closing Date simultaneously with the making of the initial Borrowings, and Borrower has not waived or in any way amended, without the prior written consent of the Agent, any condition to the obligations to consummate the Acquisition. A true and complete copy of the Acquisition Agreement (including all exhibits, schedules and amendments thereto) has been delivered to the Agent. Borrower is not in default under the Acquisition Agreement or under any instrument or document to be delivered in connection therewith. The representations and warranties made in the Acquisition Agreement by Borrower, the Sellers and the other Persons which are parties thereto are true and correct in all material respects on and as of the Closing Date as though made on and as of such date.

                 SECTION 5.26. Trade Relations. Except as disclosed in Item 18 ("Termination of Material Contracts") of the Disclosure Schedule, as of the Closing Date, there exists no actual or, to the best of Borrower's knowledge, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower with any customer or group of customers of the Borrower.

                 SECTION 5.27. Medicare, Medicaid, Etc. (a) Except as set forth in Item 19 ("Healthcare Certification") of the Disclosure Schedule, (i) each Health Facility License, Medicaid Certification, Medicare Certification, Medicaid Provider Agreement and Medicare Provider Agreement of the Borrower and its Subsidiaries is in full force and effect and has not been amended or otherwise modified, rescinded, revoked or assigned; (ii) the Borrower and its Subsidiaries are in compliance with the requirements of Medicaid, Medicare and CHAMPUS; (iii) no condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, non-renewal of any such Health Facility License, Medicaid Certification, Medicare Certification, Medicaid Provider Agreement and Medicare Provider Agreement applicable to the Borrower or its Subsidiaries, or such party's participation in any Medicaid, Medicare or CHAMPUS, and there is no claim that any such participation or Contract is not in full force and effect.

                 (b) The Medicaid and Medicare cost reports of the Borrower and its Subsidiaries for all cost reporting periods ending on or before September 30, 1992 have been examined and audited by (A) as to Medicaid, the state agency, or other HCFA-designated agents or agents of such state agency, charged with such responsibility or (B) as to Medicare, the Medicare intermediary or other HCFA-designated agents charged with such responsibility.


                                   ARTICLE 6.

                                   COVENANTS

                 SECTION 6.1. Affirmative Covenants. The Borrower agrees with each Lender that until the Revolving Loan Commitment has terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this Section 6.1.

                 SECTION 6.1.1. Financial Information, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and to the Agent copies of its financial statements, reports and information:

                 (a) (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained earnings, and cash flows for such Fiscal Year, of Borrower and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by one of the "Big 6" accounting firms or other independent public accountants reasonably satisfactory to the Agent, together with a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of Borrower and its Subsidiaries;

                 (ii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a letter report of such independent public accountants at the close of such Fiscal Year to the effect that it has reviewed the provisions of this Agreement and the most recent Compliance Certificate being furnished pursuant to clause (a)(iii) and is not aware of any miscalculation in such Compliance Certificate relating to the financial tests set forth in Section 6.2.4 or relating to the calculation of Excess Cash Flow, except such miscalculation or default, if any, as may be disclosed in such statement; and

                 (iii) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a Compliance Certificate calculated as of the computation date at the close of such Fiscal Year; and

                 (b) promptly when available and in any event within thirty (30) days after the close of each calendar month of each Fiscal Year:

                 (i) consolidated and consolidating balance sheets at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of Borrower and Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the principal accounting or chief financial Authorized Officer of the Borrower, together with a description of projected business prospects (including capital expenditures) and a brief report containing management's discussion and analysis of the financial condition and results of operations of the Borrower and its Subsidiaries (including a discussion and analysis of any changes compared to prior results);

                 (ii) updates to the business plan described in clause (e) hereof for the remaining term of Borrower's then current Fiscal Year; and

                 (c) within thirty (30) days after the close of each Fiscal Quarter, a Compliance Certificate calculated as of the computation date at the close of such month;

                 (d) promptly upon receipt thereof, copies of all detailed financial and management reports submitted to Borrower by its independent public accountants in connection with each annual or interim audit made by such independent public accountants of the books of Borrower or any Subsidiary;

                 (e) within ten (10) days prior to the end of each Fiscal Year of the Borrower, a business plan of the Borrower and its Subsidiaries, in form, scope and detail reasonably satisfactory to the Required Lenders, for the twelve (12) months following the end of such Fiscal Year, including consolidated and consolidating operating budgets prepared on a monthly basis for such Fiscal Year, which budgets shall include estimated capital expenditures and other costs to be incurred by the Borrower and its Subsidiaries, on a consolidated and consolidating basis, during the applicable Fiscal Year, in each case, with accompanying detail, together with a report containing management's discussion and analysis of the projected financial condition and results of operations of the Borrower and its Subsidiaries;

                 (f) promptly after approved by the Borrower's or Holding Company's Board of Directors, any updates or revisions to any business plan described in the preceding clause (e), in addition to those described in clause
(b)(ii) above;

                 (g) (i) on or before the last Business Day of each calendar month, a Borrowing Base Certificate as of the last day of the preceding calendar month and (ii) following a request by the Agent, within one
(1) Business Day, a Borrowing Base Certificate as of the day of such request;

                 (h) promptly upon the sending or filing thereof, copies of all reports that the Holding Company or Borrower sends to its security holders generally, and copies of all reports and registration statements that the Holding Company or Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                 (i) within ninety (90) days after the Closing Date, an audited balance sheet of the Borrower as at the Closing Date, certified without qualification by Ernst & Young, and in form and scope reasonably satisfactory to the Required Lenders;

                 (j) together with the audited balance sheet referenced in clause (i) above, a calculation of any "Excess Receivables" (as such term is defined in Schedule 3.5 of the Acquisition Agreement) and a listing of all additional "Future Receivables" (as such term is defined in Schedule 3.5 of the Acquisition Agreement) to be assigned to the Sellers as a result of such Excess Receivables, specifying the amounts, applicable Management Contracts and periods for such Future Receivables;

                 (k) such other information with respect to the financial condition, business, property, assets, revenues and operations of the Borrower and any Subsidiary as the Agent or the Required Lenders may from time to time reasonably request.

                 SECTION 6.1.2. Maintenance of Corporate Existence, etc. Except as permitted by Section 6.2.10, the Borrower will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Borrower and each Subsidiary.

                 SECTION 6.1.3. Foreign Qualification. The Borrower will, and will cause each Subsidiary to, cause to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify could reasonably result in a Material Adverse Change. The Borrower will cause each of its agents, if any, to be duly qualified to do business in, and at all times comply with all applicable Requirements of Law of each jurisdiction where the failure to so qualify or comply could reasonably result in a Material Adverse Change. The Borrower shall use its best efforts to cause all lobbyists with whom Borrower has entered into agreements at all times to be appropriately registered in, and to otherwise comply with all Requirements of Law of each jurisdiction where the failure to be so registered or to so comply could result in a Material Adverse Change.

                 SECTION 6.1.4. Payment of Taxes, etc. The Borrower will, and will cause each Subsidiary to, pay and discharge, as the same become due and payable, (a) all Charges against it or on any of its property, as well as claims of any kind which, if unpaid, might become a Lien upon any one of its properties, and (b) all lawful claims for labor, materials, supplies, services or otherwise before any thereof become a default; provided, however, that the foregoing shall not require the Borrower or any Subsidiary to pay or discharge any such Charge or claim so long as it shall be diligently contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto.

                 SECTION 6.1.5. Insurance. In addition to any insurance required to be maintained pursuant to any other Loan Document, the Borrower will, and (with respect to the insurance described in clauses (a) and (b) below) will cause each Subsidiary to, maintain or cause to be maintained with insurance companies with a Best's rating of "A" or better:

                 (a) insurance with respect to its properties and business against such casualties, contingencies and liabilities (including, without limitation, business interruption insurance) and of such types and in such amounts as is acceptable to the Agent and the Lenders and will furnish to the Agent, annually at the policy renewal date, a certificate of an Authorized Officer setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section;

                 (b) stop loss insurance indemnifying the Borrower and its Subsidiaries, collectively, for claims made under its employee health insurance plans in excess of $75,000 for any one employee and for claims made under its employee health insurance plans during any plan year for all employees in excess of an amount equal to the product of $250 multiplied by the aggregate number of employees of the Borrower and its Subsidiaries during such plan year;

                 (c)      the "key-man" life insurance policies referred to in
Section 4.1.17, which policies shall at all times have a minimum face value of not less than $3,000,000 in the aggregate.

Each such policy shall be issued by an insurance company with a Best's rating of "A" or better and a financial size category of not less than XII, shall be in effect on the Closing Date and the premiums for each such policy shall be paid as such premiums shall come due. All policies of casualty insurance shall contain an endorsement, in the form submitted to the Borrower by the Agent, showing loss payable to the Agent, for its benefit and the ratable benefit of the Lenders, as their interests may appear. All policies of liability insurance, including, without limitation, all primary and umbrella liability policies and over-redemption insurance policies (errors and omissions), shall name the Agent, for its benefit and the ratable benefit of the Lenders, as additional insureds. The Borrower shall retain all the incidents of ownership of the insurance maintained pursuant to this Section 6.1.5, but shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance, other than customary financing of annual premiums. So long as no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries shall have the right to use the proceeds of casualty insurance to repair or replace damaged or destroyed property and shall have the right to use the proceeds of business interruption insurance for its ongoing business needs.

                 SECTION 6.1.6. Notice of Default, Litigation, etc. Upon a Responsible Officer learning thereof, the Borrower will give prompt written notice (with a description in reasonable detail) to the Agent of:

                 (a)      the occurrence of any Default;

                 (b) the occurrence of any litigation, arbitration or governmental investigation or proceeding not previously disclosed in writing by the Borrower to the Lenders which has been instituted or, to the knowledge of the Borrower, is threatened against, the Borrower or any Subsidiary or to which any of its properties, assets or revenues is subject which, if adversely determined, could reasonably result in a Material Adverse Change;

                 (c) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lenders pursuant to Section 5.7 which renders such litigation, arbitration or governmental investigation likely to succeed and, if successful, could result in a Material Adverse Change;

                 (d) the occurrence of any other circumstance which could reasonably result in a Material Adverse Change;

                 (e)      the occurrence of any Loss; and

                 (f) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Pension Plan, (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or Subsidiary or any Multiemployer Pension Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (iii) the institution of any proceedings or other action by the Internal Revenue Service or the Department of Labor with respect to the minimum funding requirements of any Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity or Subsidiary that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (iv) the occurrence or expected occurrence of any event which could result in the incurrence of unpredictable contingent event benefits under
Section 302 of ERISA or Section 412 of the IRC with respect to any Pension Plan, (v) any event or condition which could increase the liability of the Borrower or any Commonly Controlled Entity or Subsidiary with respect to post-retirement welfare benefits under any Plan, or (vi) the occurrence of any other event or condition with respect to any Plan which could subject the Holding Company, the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or liability under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC, or any other applicable laws, and in each case in clauses (i) through (vi) above, such event or condition, together with all other events or conditions, if any, could subject the Holding Company, the Borrower or any Subsidiary (directly or indirectly) to any tax, fine, penalty, or other liabilities in amounts which in the aggregate could reasonably result in a Material Adverse Change. The Borrower will deliver to each of the Lenders a true and complete copy of each annual report (Form 5500) of each Plan (other than a Multi-Employer Plan) required to be filed with the Internal Revenue Service, promptly after the filing thereof; and

                 (g) the condemnation or threat of condemnation with respect to any property used or necessary in the conduct of the businesses of the Borrower or any of its Subsidiaries.

                 SECTION 6.1.7. Books and Records. The Borrower will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP and permit the Agent and each Lender or any of their respective representatives, at reasonable times and reasonable intervals upon reasonable notice, to visit all of its offices, to discuss its financial matters with its officers and independent public accountants and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of its independent public accountants incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section
6.1.7. On or prior to the Closing Date the Borrower will deliver a letter to its independent public accountants authorizing such public accountants to discuss the Borrower's financial matters with the Agent and each Lender or any of their respective representatives whether or not a representative of the Borrower is present.

                 SECTION 6.1.8. Maintenance of Properties, Etc. The Borrower will: (a) maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties (real and personal and including all intangible assets), except obsolete properties, which are used or necessary in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except that this clause (a) shall not apply to any circumstance where noncompliance, together with all other noncompliances, could not reasonably result in a Material Adverse Change; and (b) to the extent Borrower deems advisable in its reasonable business judgment, forthwith repair or replace, at its own expense, any such property or asset that suffers a Loss.

                 SECTION 6.1.9. Maintenance of Licenses and Permits. The Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all Intellectual Property, rights, permits, licenses, approvals and privileges issued under or arising under any Requirements of Law, except that this Section 6.1.9 shall not apply to any circumstance where noncompliance, together with all other noncompliances, could not reasonably result in a Material Adverse Change.

                 SECTION 6.1.10. Employee Plans. The Borrower will at all times comply in all material respects with the provisions of ERISA and the IRC which are applicable to any of the Plans, and cause each of its Subsidiaries so to do.

                 SECTION 6.1.11. Environmental Management. The Borrower will adopt and maintain prudent solid and hazardous waste management and disposal practices, including at a minimum such practices as are required or dictated from time to time by current and future Environmental Laws and Environmental Permits.

                 SECTION 6.1.12. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all applicable Requirements of Law; provided, however, that this Section 6.1.12 shall not apply to any circumstance of noncompliance that together with all other noncompliances could not reasonably result in a Material Adverse Change.

                 SECTION 6.1.13. Interest Rate Protection. Within 180 days after the Closing Date, the Borrower shall obtain and thereafter maintain in full force and effect, from ING, or from an Eligible Lending Institution, one or more Interest Rate Contracts, protecting the Borrower against increases in the Eurodollar Rate for an aggregate notional amount equal to 50% of the principal amount of the Term Loan made on the Closing Date, for a term of three
(3) years. ING shall make available to the Borrower various proposals for Interest Rate Contracts. Should the Borrower obtain any proposal for Interest Rate Contracts from a source other than ING, the Borrower agrees that ING shall have a right to provide such Interest Rate Contracts on the same terms as those set forth in such proposal. The Borrower will collaterally assign such Interest Rate Contracts to the Agent, for its benefit and the ratable benefit of the Lenders, pursuant to documentation acceptable to the Agent, and the Borrower may secure any net obligations of the Borrower under any such Interest Rate Contracts on a pari passu basis with the Obligations.

                 SECTION 6.1.14. Real Estate. If the Borrower shall acquire a fee or leasehold interest in real estate which the Agent reasonably designates as material to the Borrower at any time prior to the date on which all Commitments have terminated and all Obligations under this Agreement have been paid in full, the Borrower will execute a first priority mortgage, deed of trust or deed to secure debt or leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt, as appropriate, in form and substance reasonably satisfactory to the Agent, in favor of the Agent, for its benefit and the ratable benefit of the Lenders, and shall use its reasonable efforts to deliver to the Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Agent shall request.

                 SECTION 6.1.15. Merger of Milestone Management into Milestone. On the Closing Date, Milestone Management shall merge with and into Milestone, with Milestone being the surviving corporation and remaining a wholly- owned Subsidiary of the Holding Company, pursuant to a certificate of merger duly filed with the Secretary of State of Delaware.

                 SECTION 6.1.16. Assumption Agreement. On the Closing Date, Milestone shall deliver to the Agent the Assumption Agreement, duly executed by an Authorized Officer of Milestone.

                 SECTION 6.2. Negative Covenants. The Borrower agrees with each Lender that until all Commitments have terminated and all Obligations (other than Obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full, the Borrower will perform the Obligations set forth in this Section 6.2.

                 SECTION 6.2.1. Business Activities. The Borrower will not, and will not permit any Subsidiary to, engage in any business activity, except those in which the Borrower is engaged on the Closing Date and such activities as may be incidental or related thereto.

                 SECTION 6.2.2. Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than:

                 (a)      Indebtedness in respect of the Loans and other
Obligations;

                 (b) Indebtedness in respect of the Interest Rate Contracts required pursuant to Section 6.1.14 to the extent such do not constitute Obligations;

                 (c) obligations that constitute Indebtedness solely by virtue of being secured by Liens permitted under Section 6.2.3;

                 (d) the Borrower's obligations to make the Post-Closing Payment, if any, provided such Post-Closing Payment is made when due;

                 (e)      Indebtedness in respect of liabilities resulting from
(i) endorsements of negotiable instruments in the ordinary course of business; and (ii) surety bonds and other bonds issued for the Borrower's account in the ordinary course of business;

                 (f) Indebtedness existing on the Closing Date and set forth in Item 20 ("Existing Indebtedness") of the Disclosure Schedule;

                 (g) Indebtedness of any Subsidiary owing to the Borrower or of the Borrower owing to any Subsidiary of the Borrower, provided that such Indebtedness is evidenced by a demand promissory note that is pledged to the Agent, for its benefit and the benefit of the Lenders, as security for the Obligations pursuant to the Borrower Pledge Agreement, or as security for the obligations of such Subsidiary under the Subsidiary Guaranty pursuant to the Subsidiary Pledge Agreement;

                 (h) Capitalized Lease Liabilities provided that (i) the aggregate amount thereof which in accordance with GAAP is attributable to principal, together with the aggregate outstanding principal amount of all Purchase Money Indebtedness of the Borrower and its Subsidiaries, does not exceed $1,000,000 at any one time outstanding, (ii) payments under each capitalized lease giving rise to such Capitalized Lease Liabilities shall be made in equal periodic installments, (iii) the term of each capitalized lease giving rise to such Capitalized Lease Liabilities shall not be less than three years and (iv) such Capitalized Lease Liabilities are permitted under Section 6.2.5;

                 (i) Purchase Money Indebtedness provided that (i) the amount of such Indebtedness, together with the amount of any outstanding Capitalized Lease Liabilities of the Borrower and its Subsidiaries that in accordance with GAAP are attributable to principal, does not exceed $1,000,000 at any one time outstanding, (ii) such Indebtedness provides for the payment of principal in equal periodic installments, (iii) each issue of such Purchase Money Indebtedness shall have a maturity date that is not earlier than three years from the date of incurrence, and (iv) the purchase of the equipment financed by such Purchase Money Indebtedness is permitted under Section 6.2.5;

                 (j) Indebtedness representing the obligation of the Borrower to assign to the Sellers from time to time certain Accounts as provided in Section 3.5 and Schedule 3.5 of the Acquisition Agreement; and

                 (k) extensions, refinancings, replacements and renewals of any of the foregoing items described in clauses (a) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower or its Subsidiaries, as the case may be.

                 SECTION 6.2.3. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                 (a) Liens in favor of the Agent or the Lenders granted pursuant to any Loan Document;

                 (b) Liens identified in Item 21 ("Permitted Liens") of the Disclosure Schedule evidencing rights of lessors in leased equipment and/or purchase money liens on specific items of equipment;

                 (c) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable with penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                 (d) Liens of carriers, warehousemen, mechanics, and materialmen incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings (which proceedings have the effect of preventing the forfeiture or sale of the asset subject to such Lien) and for which adequate reserves shall have been set aside on its books;

                 (e)      Liens (other than Liens arising under ERISA or
Section 412(n) of the Code) incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                 (f) judgment Liens with respect to judgments to the extent such judgments do not constitute an Event of Default described in
Section 7.1.9;

                 (g) Liens which arise by operation of law under Article 2 of the UCC in favor of unpaid sellers of goods, or liens in items or any accompanying documents or proceeds of either arising by operation of law under
Article 4 of the UCC in favor of a collecting bank;

                 (h) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of property, which do not materially detract from the value of such property or impair the use thereof;

                 (i) Liens upon any equipment acquired by the Borrower or any of its Subsidiaries after the Closing Date to secure Indebtedness permitted under clause (i) of Section 6.2.2 or arising by virtue of a capital lease permitted under clause (h) of Section 6.2.2;

                 (j) Leases and subleases granted to others in the ordinary course of business not interfering in any material respect with any business of the Borrower or any of its Subsidiaries;

                 (k) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;

                 (l) Liens securing financed annual insurance premiums so long as such Liens are confined solely to the proceeds of the insurance purchased with such premiums; and

                 (m) extensions, renewals or replacements of any Lien referred to in paragraphs (a) through (h) and (j) through (l) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                 SECTION 6.2.4. Financial Condition. The Borrower hereby covenants and agrees as set forth below:

                 (a) Fixed Charge Coverage Ratio. The Borrower, with respect to the twelve-month period ending on the last day of any Fiscal Quarter will not permit its Fixed Charge Coverage Ratio to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to May 31, 1996, such ratio to be calculated as provided in clause (f) of this Section 6.2.4):

         Fiscal Quarter Ending:                                   Ratio
         ---------------------                                   ------
         August 1995                                              0.8
         November 1995                                            0.8
         February 1996                                            1.0
         May 1996                                                 1.1
         August 1996                                              1.3
         November 1996                                            1.3
         February 1997                                            1.4
         May 1997, and each Fiscal Quarter thereafter             1.5

                 (b) Senior Debt Service Coverage Ratio. The Borrower, with respect to the twelve-month period ending on the last day of any Fiscal Quarter will not permit its Senior Debt Service Coverage Ratio to be less than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to May 31, 1996, to be calculated as provided in clause (f) of this Section 6.2.4):

         Fiscal Quarter Ending:                                   Ratio
         ---------------------                                   -------
         August 1995                                              1.4
         November 1995                                            1.7
         February 1996                                            1.8
         May 1996                                                 1.9
         August 1996                                              2.1
         November 1996                                            2.1
         February 1997                                            2.1
         May 1997, and each Fiscal Quarter thereafter             2.2

                 (c) Interest Coverage Ratio. The Borrower, with respect to the twelve-month period ending on the last day of any Fiscal Quarter will not permit its Interest Coverage Ratio to be less than the ratio set forth below opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to May 31, 1996, such ratio to be calculated as provided in clause (f) of this Section 6.2.4):

         Fiscal Quarter Ending:                           Ratio
         ---------------------                           -------
         August 1995                                       2.5
         November 1995                                     3.0
         February 1996                                     3.2
         May 1996                                          3.5
         August 1996                                       4.1
         November 1996                                     4.5
         February 1997                                     4.7
         May 1997, and each Fiscal Quarter thereafter      5.4

                 (d) Leverage Ratio. The Borrower will not permit the ratio of the aggregate amount of Indebtedness of the Borrower and its Subsidiaries then outstanding as of the last day of any Fiscal Quarter to EBITDA of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of such Fiscal Quarter to be greater than the ratio set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to May 31, 1996, such ratio to be calculated as provided in clause (f) of this Section 6.2.4):

         Fiscal Quarter Ending:                           Ratio
         ---------------------                           -------
         August 1995                                       4.6
         November 1995                                     3.9
         February 1996                                     3.6
         May 1996                                          3.3
         August 1996                                       2.8
         November 1996                                     2.8
         February 1997                                     2.5
         May 1997, and each Fiscal Quarter thereafter      2.2

                 (e) EBITDA. The Borrower, with respect to the twelve-month period ending on the last day of any Fiscal Quarter will not permit EBITDA of the Borrower and its Subsidiaries for the twelve-month period ending on the last day of such Fiscal Quarter to be less than the amount set forth opposite such Fiscal Quarter (for each Fiscal Quarter ending prior to May 31, 1996, such amount to be calculated as provided in clause (f) of this
Section 6.2.4):

        Fiscal Quarter Ending:                                  Amount
        ---------------------                              ---------------
        August 1995                                        $      802,000
        November 1995                                      $    1,876,000
        February 1996                                      $    2,998,000
        May 1996                                           $    4,291,000
        August 1996                                        $    4,879,000
        November 1996                                      $    4,879,000
        February 1997                                      $    5,173,000
        May 1997, and each Fiscal Quarter thereafter       $    5,629,000

                 (f) Calculations for Stub Periods. Notwithstanding any thing contained herein to the contrary, for any period ending prior to May 31, 1996, calculation of all items relating to income or expense (including, without limitation, EBITDA, Senior Interest Expense, repayments of the Term Loan pursuant to clause (c) of Section 3.3.l and increases or decreases in working capital) shall be made for the period commencing on May 31, 1995 and ending on the date of determination.

                 SECTION 6.2.5. Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to make or commit to make Consolidated Capital Expenditures, except that, during any Fiscal Year, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures (including the amount of Capitalized Lease Liabilities incurred during such Fiscal Year that in accordance with GAAP is attributable to principal) which in the aggregate do not exceed the amount set forth below opposite such Fiscal Year (in the case of the 1995 Fiscal Year, for the period commencing on the Closing Date to the end of such Fiscal Year):

        Fiscal Year:                             Amount
        -----------                         ----------------
            1995                            $        250,000
            1996                            $        275,000
            1997                            $        375,000
            1998                            $        450,000
            1999                            $        450,000
            2000                            $        450,000;

provided, however, that during any Fiscal Year, Consolidated Capital Expenditures of the Borrower and its Subsidiaries paid in cash (i.e. not financed by the incurrence of Capitalized Lease Liabilities or Purchase Money Indebtedness) shall not exceed in the aggregate the amount the set forth below opposite such Fiscal Year (in the case of the 1995 Fiscal Year, for the period commencing on the Closing Date to the end of such Fiscal Year):

        Fiscal Year:                             Amount
        -----------                         ----------------
            1995                            $         75,000
            1996                            $        200,000
            1997                            $        200,000
            1998                            $        200,000
            1999                            $        200,000
            2000                            $        200,000;

provided further, however, that expenditures from insurance proceeds received upon the occurrence of a Loss which are made to replace or repair damaged or destroyed assets will not be included in the foregoing calculation.

                 SECTION 6.2.6. Lease Obligations. The Borrower will not, and will not permit any Subsidiary to, create or suffer to exist any obligation for the payment of rent for any property under any operating lease or agreement to lease having a term of one year or more, except for (a) leases in existence on the Closing Date and described in Item 22 ("Leases") of the Disclosure Schedule, and (b) any lease of real property entered into by the Borrower or any Subsidiary after the Closing Date in the ordinary course of business; provided, however, that no such lease shall subject the Borrower or any Subsidiary to Environmental Liabilities and Costs and that the aggregate amount of payments due from the Borrower and its Subsidiaries for all leases referred to in this Section 6.2.6, during the Fiscal Years set forth below, is less than the amount set forth below opposite such Fiscal Year (in the case of the 1995 Fiscal Year, for the period commencing on the Closing Date to the end of such Fiscal Year):

        Fiscal Year:                           Amount
        -----------                       ----------------
            1995                          $      200,000
            1996                                 635,000
            1997                                 730,000
            1998                                 850,000
            1999                                 965,000
            2000                               1,100,000

                 SECTION 6.2.7. Investments. The Borrower will not, and will not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person except:

                 (a)      Cash Equivalent Investments;

                 (b) deposits for utilities, security deposits under leases and similar prepaid expenses; and

                 (c)      Accounts arising in the ordinary course of business;

                 (d) Investments existing on the Closing Date and disclosed in Item 23 ("Existing Investments") of the Disclosure Schedule;

                 (e) Investments by the Borrower in its Subsidiaries to the extent such Investments are evidenced by demand promissory notes in principal amounts equal to the amount of such Investments, payable to the Borrower and pledged by the Borrower in favor of the Agent pursuant to the Borrower Pledge Agreement;

                 (f) Investments by Subsidiaries of the Borrower in the Borrower to the extent such Investments are evidenced by demand promissory notes in principal amounts equal to the amount of such Investments, payable to such Subsidiaries and pledged by such Subsidiaries in favor of the Agent pursuant to the Subsidiary Pledge Agreement;

                 (g) Investments (including debt obligations) received in connection with a bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business, provided that if such Investments are evidenced by promissory notes or other instruments, such are pledged to the Agent, for its benefit and the benefit of the Lenders, pursuant to the Borrower Pledge Agreement or the Subsidiary Pledge Agreement, as the case may be;

                 (h)      Investments arising under Interest Rate Contracts;

                 (i) Investments consisting of deposit accounts of the Borrower and its Subsidiaries maintained in the ordinary course of business; and

                 (j) Investments accepted in connection with any disposition permitted under Section 6.2.11.

                 SECTION 6.2.8. Restricted Payments, etc. The Borrower will not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights in respect of any class of Stock (now or hereafter outstanding) of the Borrower or apply, or permit any Subsidiary to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of Stock (now or hereafter outstanding), of the Holding Company, the Borrower or any Subsidiary, or make any deposit for any of the foregoing, except (a) cash dividends to the Holding Company for the purpose of funding the repurchase of Stock of the Holding Company owned by employees or officers of the Holding Company or the Borrower whose employment has terminated or the repurchase of Stock from Eligible Investors pursuant to the Founder Performance Stock Purchase Agreements, provided that such dividends shall not exceed in the aggregate, for the period commencing from the Closing Date to the date of determination, $100,000; (b) cash dividends to the Holding Company for the payment by the Holding Company of federal and state income tax liability in respect of the net income of the Borrower and its Subsidiaries; and (c) cash dividends to the Holding Company for the payment of cash interest required to be paid pursuant to the Subordinated Debt Documents.

                 SECTION 6.2.9.   Take or Pay Contracts; Sale/Leasebacks.

                 (a) The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether or not such materials, supplies, other properties or services are delivered or furnished to it; and

                 (b) The Borrower will not enter into, or permit any Subsidiary to enter into, any arrangement with any Person providing for the leasing by the Borrower or one or more Subsidiaries of any property or assets, which property or assets has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person.

                 SECTION 6.2.10.  Consolidation, Merger, Subsidiaries, etc.

                 (a) The Borrower will not, and will not permit any Subsidiary to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets or any Person (or of any division thereof), except that (i) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower or any other wholly-owned Subsidiary (so long as the Borrower or such wholly-owned Subsidiary is the surviving corporation),
(ii) Mergerco I and Milestone may consummate the Merger, (iii) Mergerco II and Milestone Management may consummate the Milestone Management Merger, and (iv) Milestone and Milestone Management may consummate the merger required under
Section 6.1.15; and

                 (b) The Borrower will not, and will not permit any Subsidiary to, create any Subsidiary or transfer any assets to any Subsidiary.

                 SECTION 6.2.11. Asset Dispositions, etc. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless:

                 (a) such disposition is made in the ordinary course of business and consists of inventories;

                 (b) the Borrower shall have given fifteen (15) Business Days' prior notice to the Agent of any proposed asset disposition, and shall have described, in reasonable detail, the asset proposed to be disposed of, the material terms of such sale, the sales price and the anticipated effect of such disposition upon the cash-generating abilities of the Borrower, and the Required Lenders shall have consented in writing to such disposition;

                 (c) such disposition constitutes a disposition of obsolete or retired assets not used in the business of the Borrower and its Subsidiaries;

                 (d) the disposition is in the ordinary course of business and the net book value of the asset to be disposed of does not exceed $250,000, and together with the net book value of all other assets disposed of by the Borrower or any Subsidiary pursuant to this clause (d) at any time during the then current Fiscal Year of the Borrower does not exceed 5% of the consolidated net worth of the Borrower and its Subsidiaries, and cash is received therefor (except to the extent the Required Lenders may specifically consent in writing that other consideration may be received for any portion thereof); or

                 (e) such disposition constitutes the assignment of a "Current Receivable", "Future Receivable" or "Backup Receivable" (as such terms are defined in Schedule 3.5 of the Acquisition Agreement), provided that, in the case of the assignment of any such Future Receivable or Backup Receivable not specifically identified in Scheduled 3.5 of the Acquisition Agreement, (i) if such Future Receivable or Backup Receivable was not included in the calculation of the Borrowing Base in the Borrowing Base Certificate then most recently delivered to the Agent, the Borrower shall have given the Agent at least one Business Days prior written notice to the Agent of such assignment, and (ii) if such Future Receivable or Backup Receivable was included in the calculation of the Borrowing Base in the Borrowing Base Certificate then most recently delivered to the Agent, the Borrower shall have given the Agent at least thirty (30) days prior written notice of such assignment, in each case
(A) identifying such Future Receivable or Backup Receivable by Management Contract, amount and period for which such Future Receivable or Backup Receivable was or is to be earned, and (B) in the case of any such Backup Receivable, specifying the amount of the relevant "Shortfall" (as such term is defined in Schedule 3.5 of the Acquisition Agreement) giving rise to the obligation to assign such Backup Receivable and identifying the Account that gave rise to such Shortfall.

                 SECTION 6.2.12. Modification of Organic Documents, etc. The Borrower will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, the Certificate of Incorporation or the By-Laws of the Borrower, except for any amendment, supplement or other modification which does not adversely affect the Borrower's ability to pay or perform the Obligations.

                 SECTION 6.2.13. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                 (a) any arrangement or contract with any of its Affiliates of a nature customarily entered into by Persons which are Affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, expenses or otherwise) requiring any payments to be made by the Borrower or any Subsidiaries to any Affiliate, other than (i) an arrangement with the Holding Company with respect to taxes on the consolidated taxable income of the Holding Company which is arm's-length, fair and equitable to the Borrower or such Subsidiary, (ii) the payment by the Borrower to the Eligible

Investors on the Closing Date of origination fees in the aggregate amount of $105,000, and (iii) the transactions provided for in the Loan Documents; and

                 (b) any other transaction, arrangement or contract with any of its other Affiliates which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

                 SECTION 6.2.14. Inconsistent Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any material agreement containing any provision which would be violated or breached in any material respect by any Loan or by the performance by the Borrower or any Subsidiary of its obligations hereunder or under any Loan Document.

                 SECTION 6.2.15. Limitations on Issuance of Stock. The Borrower will not, nor permit any Subsidiary to, issue, sell or otherwise dispose of any shares of any of its Stock, any warrants, options or rights thereto or any securities convertible into Stock of the Borrower or such Subsidiary, except that any Subsidiary of the Borrower may issue or sell shares of its Stock to the Borrower.

                 SECTION 6.2.16. Change in Accounting Method. The Borrower will not, and will not permit any Subsidiary to, make any change in accounting treatment and reporting practices except as required by GAAP.

                 SECTION 6.2.17. Change in Fiscal Year End. The Borrower will not change its Fiscal Year end without the Required Lenders' prior written consent, which consent will not be unreasonably withheld but will not be given with respect to more than one such change during the term of this Agreement.

                 SECTION 6.2.18. Compliance with ERISA. The Borrower shall not, and shall not permit any Subsidiary to take, or fail to take, any action with respect to a Plan, including, but not limited to, establishing, amending, or terminating or withdrawing from any Plan, without first obtaining the Agent's written approval, where such action or failure to act could result in any liabilities under the IRC, ERISA, or any other applicable law which individually or in the aggregate could reasonably result in a Material Adverse Change.

                 SECTION 6.2.19. Modification of Certain Documents. The Borrower shall not permit the Holding Company to:

                 (a) amend or otherwise modify any of the terms of the Subordinated Debt Documents, or

                 (b) amend or otherwise modify any of the terms of the Management Incentive Plan or the Founder Performance Stock Purchase Agreements if such amendment or modification would adversely affect any of the Agents' or the Lenders' interest, rights or remedies under the Loan Documents or the ability of the Borrower to pay and perform the Obligations, including, without limitation, any amendment or modification that would increase the number of shares of Stock that may be issued pursuant to the Management Incentive Plan to an amount that is in excess of 14.1% of the Fully Diluted Stock of the Holding Company, or

                 (c) amend or otherwise modify any of the terms of any Management Contract or the Stockholders' Agreement, if such amendment or modification would not adversely affect any of the Agent's or Lenders' interests, rights or remedies under the Loan Documents or the ability of the Borrower to pay and perform the Obligations or the ability of the Holding Company to perform its obligations under the Holding Company Documents.

                 SECTION 6.2.20. Prohibition on Voluntary Prepayments of Subordinated Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, make any voluntary or optional payment or prepayment on, or redemption or acquisition for value of (including, without limitation, the making of any sinking fund payments with respect to any trustee) any Subordinated Indebtedness or any Additional Permitted Subordinated Indebtedness.

                 SECTION 6.2.21. Limitation on Restrictions on Subsidiary Dividends. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make other distributions on its Stock or other interests or participations in profits owned by Borrower or any Subsidiary of Borrower or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower, (b) make loans or advances to Borrower or any Subsidiary of Borrower or (c) transfer any of its property or assets to Borrower or any Subsidiary of Borrower, except for such encumbrances and restrictions existing under or by reason of this Agreement and the other Loan Documents.


                                   ARTICLE 7.

                               EVENTS OF DEFAULT

                 SECTION 7.1. Events of Default. The term "Event of Default" shall mean any of the events set forth in this Section 7.1.

                 SECTION 7.1.1. Non-Payment of Obligations. The Borrower shall default:

                 (a) in the payment or prepayment when due of any principal of any Loan;

                 (b) in the payment when due of the interest payable in respect of any Loan, the commitment fee provided for in Section 2.3 hereof or any other Obligations and such default shall continue unremedied for a period of five days.

                 SECTION 7.1.2. Non-Performance of Certain Covenants. The Borrower shall default in the due performance and observance of any of its obligations under Section 6.1 and such default shall continue unremedied for a period of 10 days after notice thereof shall have been given to the Borrower by the Agent (or if such default is not reasonably susceptible to cure within 10 days, such longer period as is reasonably needed to effect such cure, but in no event longer than 30 days from the date notice is given, so long as the Borrower promptly commences and diligently pursues such cure), or shall default in the due performance or observation of any of its obligations under Section 6.2.

                 SECTION 7.1.3. Defaults Under Other Loan Documents; Non-Performance of Other Obligations. Any "Event of Default" shall occur under the Holding Company Documents or the other Loan Documents; or the Holding Company, the Borrower or any Subsidiary shall default in the due performance and observance of any other obligation, covenant or agreement contained herein or in any other Loan Document and such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Borrower by the Agent (or if such default is not reasonably susceptible to cure within ten (10) days, such longer period as is reasonably needed to effect such cure, but in no event longer than thirty (30) days from the date notice is given, so long as the Borrower promptly commences and diligently pursues such cure).

                 SECTION 7.1.4. Bankruptcy, Insolvency, etc. The Holding Company, the Borrower or any Subsidiary shall:

                 (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

                 (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Holding Company, the Borrower or any Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

                 (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Holding Company, the Borrower or any Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

                 (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Holding Company, the Borrower or any Subsidiary, and, if such case or proceeding is not commenced by the Holding Company, the Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Holding Company, the Borrower or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

                 (e) take any corporate action authorizing, or in furtherance of, any of the foregoing.

                 SECTION 7.1.5. Breach of Warranty. Any representation or warranty of the Holding Company or the Borrower hereunder or in any other Loan Document or in any other writing furnished by or on behalf of the Holding Company or the Borrower to the Agent or any Lender for the purposes of or in connection with this Agreement or any such Loan Document is or shall be incorrect when made in any material respect.

                 SECTION 7.1.6. Default on Other Indebtedness, etc. (a) Any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $250,000 (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period; or
(b) there shall occur and be continuing any event which constitutes an event of default under any Instrument relating to any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount exceeding $250,000, the effect of which is to permit the holder or holders of such Indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness to become due prior to its stated maturity.

                 SECTION 7.1.7. Failure of Valid, Perfected Security Interest. The security interest or Lien in the Collateral and all proceeds thereof, securing the Obligations shall cease to be valid or perfected at any time after the Closing Date (other than as a result of the Agent's failure to make any required filing to the extent the necessity of such filing was disclosed to the Agent in any opinion of counsel to the Borrower).

                 SECTION 7.1.8. Employee Plans. Any of the following events shall occur with respect to any Plan: (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan and such "prohibited transaction" could reasonably result in a Material Adverse Change, (ii) any "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) not disclosed in Item 8 ("Benefit Plans") of the Disclosure Schedule, whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any

Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) a notice of intent to terminate any Single Employer Plan for purposes of Title IV of ERISA is issued by the plan administrator thereof without the prior written consent of the Required Lenders, or the PBGC shall commence proceedings to terminate any Single Employer Plan, (v) the Borrower or any Commonly Controlled Entity or Subsidiary shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency, Reorganization or termination of, a Multiemployer Plan, (vi) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any quarterly installment payment to a Pension Plan required under Section 302(e) of ERISA or Section 412(m) of the Code,
(vii) the Borrower or any Commonly Controlled Entity or Subsidiary shall fail to make any contribution to a Multiemployer Plan which is required under ERISA, the Code or applicable collective bargaining agreements, or (viii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (viii) above, such event or condition, together with all other such events or conditions, if any, could subject the Holding Company, the Borrower or any Subsidiary (directly or indirectly) to any tax, penalty or other liabilities under Title I or Title IV of ERISA, Section 404 or 419 and Chapter 43 of the IRC or any other applicable law which in the aggregate could reasonably result in a Material Adverse Change.

                 SECTION 7.1.9. Judgments. A final judgment which, with other such outstanding final judgments against the Borrower and its Subsidiaries (in each case to the extent not covered by insurance), exceeds an aggregate of $250,000, shall be entered against the Borrower or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment shall not have been discharged or stayed.

                 SECTION 7.1.10. Loss of Permits, Etc. The expiration, loss, termination, cancellation, revocation, forfeiture, suspension, diminution, impairment of or failure to renew any Intellectual Property, right, permit, license or approval which could reasonably result in a Material Adverse Change; or the entry of any order of a court enjoining, restraining or otherwise preventing the Borrower or any Subsidiary from conducting all or any material part of its business affairs; or the cessation of business or dissolution of the Borrower.

                 SECTION 7.1.11. Warrant Documents, Subordinated Debt Documents, Etc. The Holding Company or the Borrower (a) shall fail to perform, keep or observe any term or provision of, or a default or other event shall occur or exist under, the Warrant Documents that constitutes an "Additional Put Event" as such term is defined in the Put and Call Agreement, or (b) an "Event of Default" or other event occurs or exists that permits any holder of any Subordinated Indebtedness to declare such Subordinated Indebtedness due and payable prior to its stated or fixed maturity or otherwise results in such Subordinated Indebtedness becoming due and payable prior to its stated or fixed maturity.

                 SECTION 7.2. Action if Bankruptcy. If any Event of Default described in Section 7.1.4 shall occur, the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

                 SECTION 7.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in Section 7.1.4) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent may, and upon the direction of the Required Lenders, shall upon notice or demand, declare all or any portion of the outstanding principal amount of the Loans to be due and payable and any or all other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and any and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment, and to the extent paid by the Borrower shall constitute a prepayment under this Agreement.


                                   ARTICLE 8.

                                   THE AGENT

                 SECTION 8.1. Actions. Each Lender and the holder of each Note authorize the Agent to act on behalf of such Lender or holder under this Agreement and any other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will, subject to the last two sentences of this Section 8.1, comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes, or any other Loan Document, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Obligations of the Borrower under this Agreement or any other Loan Document, in all cases as to which the Agent is not reimbursed by the Borrower; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by the Lenders against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

                 SECTION 8.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount; provided, however, that the Agent shall have no obligation to do so. If such amount is made available by such Lender to the Agent on a date after the date of such Borrowing, such Lender shall pay to the Agent on demand interest on such amount at the Federal Funds Rate for the number of days from and including the date of such Borrowing to the date on which such amount becomes immediately available to the Agent, together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this Section 8.2 shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within three Business Days after the date of such Borrowing, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such Borrowing, within five Business Days after demand, from the Borrower.

                 SECTION 8.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement, the Notes, or any Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, or sufficiency of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Loan Documents, the financial condition of the Borrower or any Subsidiary or the existence or possible existence of any Default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

                 SECTION 8.4. Successor. The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and all Lenders, such resignation not to be effective until a successor Agent is in place. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a financial institution reasonably acceptable to the Borrower organized under the laws of the United States and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents.

                 SECTION 8.5. Loans by the Agent. The Agent shall have the same rights and powers with respect to (a) the Loans made by it or any of its Affiliates and (b) the Notes held by it or any of its Affiliates, as any Lender and may exercise the same as if it were not the Agent.

                 SECTION 8.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such financial information and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to extend its Commitments, to make the Loans. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

                 SECTION 8.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement.
The Agent will distribute to each Lender each Instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Borrower under this Agreement and the other Loan Documents shall be effected by the Lenders through the Agent.


                                   ARTICLE 9.

                                 MISCELLANEOUS

                 SECTION 9.1. Waivers, Amendments, etc. (a) The provisions of this Agreement and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver:

                 (i) which would modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                 (ii) which would modify this Section 9.1, change the definition of "Required Lenders," increase the Revolving Loan Commitment Amount or change any Percentage for any Lender, reduce any fees payable to the Lenders described in Article 2 and Article 3, extend the Revolving Loan Commitment Termination Date or subject any Lender to any additional obligations shall be made without the consent of each Lender;

                 (iii) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of the Note evidencing such Loan; or

                 (iv) which would affect adversely the interests, rights, compensation or obligations of the Agent qua the Agent shall be made without consent of the Agent.

                 (a) No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender, or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                 (b) Neither any Lender nor the Agent shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. Recourse for security shall not be required at any time. To the extent that the Borrower makes a payment or payments to the Agent or the Lenders, or the Agent or the Lenders enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                 SECTION 9.2. Notices. All notices hereunder shall be in writing or by telex or telecopy and shall be sufficiently given to the Agent, the Lenders or the Borrower if addressed or delivered to them at the following addresses:

If to the Agent:                  ING
                                  135 East 57th Street
                                  New York, New York  10022
                                  Attention:  Chief Credit Officer
                                  Telecopier No.:  (212) 750-8935

with copies to:                   ING
                                  Atlanta Office
                                  200 Galleria Parkway
                                  Suite 950
                                  Atlanta, Georgia  30339
                                  Telecopier No.:  (404) 951-1005

and a copy to:                    King & Spalding
                                  191 Peachtree Street
                                  Atlanta, Georgia  30303-1763
                                  Attention:  Hector E. Llorens, Jr. Esq.
                                  Telecopier No.:  (404) 572-5100

If to any other Lender:           At its address set forth beneath its name on
                                  the signature pages hereof

If to the Borrower:               Milestone Healthcare, Inc.
                                  Suite 600
                                  2501 Cedar Springs Road
                                  Dallas, Texas 75201
                                  Attention:  Charles L. Allen
                                  Telecopier No.:  (214) 871-3399

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 SECTION 9.3. Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Agent for the negotiation, preparation, execution, and delivery of this Agreement and each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Agent, or of any consultants or other experts retained by the Agent from time to time in connection therewith) whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Agent (including reasonable fees and expenses of counsel to the Agent, or of any consultants or other experts retained by the Agent) incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement, the Notes or any other Loan Document and the consideration of legal questions relevant hereto and thereto or to any restructuring or "work-out" of any Obligations. The Borrower also agrees to pay and hold the Agent and the Lenders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and all recording or filing fees with respect to the Loan Documents or any payments to be made thereunder and all title insurance premiums, surveyors costs and valuation fees, and to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by the Agent or such Lender in enforcing the Obligations of the Borrower or any Subsidiary under this Agreement or any other Loan Document or related Document or in connection with any restructuring or "work-out" of any Obligations.

                 SECTION 9.4. Indemnification. In consideration of the execution and delivery of this Agreement by the Agent and each Lender, the making of the Term Loan and the extension of the Revolving Loan Commitment, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender, each of their respective successors and assigns, each of the respective officers, directors, employees, attorneys and agents of the Agent and each Lender and each of their respective successors and assigns (collectively, the "Lender Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Lender Parties or any of them or asserted or awarded against the Lender Parties or any of them as a result of, or arising out of, or relating to

                 (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan, including, without limitation, the Acquisition;

                 (b) the use of any of the proceeds of the Loans by the Borrower for any other purpose;

                 (c) the syndication of this Agreement (other than claims resulting from a Lender Party breaching an agreement with another Lender Party);

                 (d) the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from the Agent or any Lender in connection with this Agreement (other than investment banking firms and brokers retained by the Agent or any Lender);

                 (e) the entering into and performance of this Agreement and any other Loan Document by any of the Lender Parties (other than the breach by such Lender Party of this Agreement);

                 (f) any investigation, litigation, or proceeding related to any of the Loan Documents or any proposed acquisition by the Borrower of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                 (g) the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present, or future operations of the Borrower and its Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any Environmental Liabilities and Costs related to the past, present, or future operations of the Borrower or any Subsidiaries; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by Borrower or any Subsidiary in the past, present, or future; any alleged violations of any

Environmental Law related to the past, present, or future operations of the Borrower or any Subsidiaries; the performance of any remedial action that is related to any property owned, used, operated, or leased by Borrower or any Subsidiaries in the past, present, or future; the performance of any remedial action that is related to the past, present, or future operations of the Borrower or any Subsidiaries; and the imposition of any Lien on any property affected by this Agreement or any of the other Loan Documents arising from any Environmental Liabilities or Costs;

                 (h) the breach in any material respect by Borrower of any representation or warranty set forth in this Agreement, any Loan Document or any Warrant Document;

                 (i) the failure of Borrower to comply in any material respect with any term, condition, or covenant set forth in this Agreement, any Loan Document or any Warrant Document; or

                 (j) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Agent or any Lender (or any of their respective officers, directors, employees or agents) is a party thereto;

except for any such Indemnified Liabilities arising for the account of a particular Lender Party by reason of the relevant Lender Party's bad faith, gross negligence or wilful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Loans made hereunder, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender or the Agent.

                 SECTION 9.5. Survival. The obligations of the Borrower under Sections 2.4, 3.5, 9.3 and 9.4, and the obligations of the Lenders under
Section 8.1, shall in each case survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement, the Notes and in each other Loan Document (including those not required to be made or repeated after the Closing Date) shall survive the execution and deliver of this Agreement, the Notes and each such other Loan Document.

                 SECTION 9.6. Severability. Any provision of this Agreement, the Notes or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, the Notes or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

                 SECTION 9.7. Headings. The various headings of this Agreement, the Notes and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement, the Notes or such other Loan Document or any provisions hereof or thereof.

                 SECTION 9.8. Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

                 SECTION 9.9. Governing Law; Entire Agreement. (a) THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY AGREES THAT THE LOANS CONSTITUTE A "QUALIFIED TRANSACTION" WITHIN THE MEANING OF TEX. BUS. & COM. CODE Section 35.51 AND THAT THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BEAR A REASONABLE RELATION TO THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto including, without limitation, the Commitment Letter.

                 (b) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR RELATED DOCUMENT, AND EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE BORROWER AGREES THAT SUCH JURISDICTION SHALL BE EXCLUSIVE WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING BROUGHT BY IT AGAINST THE AGENT OR ANY LENDER. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF ANY INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                 (c) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. The Borrower shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower.
The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 9.9 shall affect the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

                 SECTION 9.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and the rights of sale, assignment and transfer of the Lenders are subject to Section 9.11.

                 SECTION 9.11. Sale and Transfers, Participations, etc. (a) Any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to one or more Participants participating interests in any Loan owing to such Lender, any Note held by such Lender, the Revolving Loan Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged and such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such

Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such right of setoff shall be subject to the approval of the Required Lenders and to the obligations of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 3.8 as if the Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of (i) Section 9.4 and (ii) Sections 2.4 and 3.6, with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to the Sections referred to in clause (ii) than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (b) With the consent of the Agent and the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), any Lender may, in the ordinary course of its commercial banking or lending business and in accordance with applicable law, at any time sell to any Purchasing Lender all or any part in a minimum amount of $2,500,000, of its rights and obligations under this Agreement and the Notes pursuant to a Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Agent and the Borrower. Upon (i) such execution of such Transfer Supplement, and (ii) delivery of a fully executed copy thereof to the Borrower, such Purchasing Lender shall for all purpose be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with a Percentage of the Revolving Loan Commitment Amount, and the Term Loan set forth in such Transfer Supplement, and no further consent or action by the Borrower, the Lenders or the Agent shall be required. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender pursuant to this paragraph (b), the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes to the Purchasing Lender in the amount equal to their respective Revolving Loan Commitments and outstanding Loans, as appropriately adjusted pursuant to such Transfer Supplement.

                 (c) The Agent shall maintain at its address referred to herein a copy of each Transfer Supplement delivered to it and the Register for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of a Transfer Supplement executed by a transferor Lender, the Agent and a Purchasing Lender together with payment by such Purchasing Lender to the Agent, for the account of the Agent and not for the account of the Lenders, of a registration and processing fee of $2,500, and the Notes subject to such Transfer Supplement, the Agent shall (i) accept such Transfer Supplement, (ii) record the information therein in the Register and
(iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                 (e) If, pursuant to this Section 9.11, any interest in this Agreement or any Note is transferred to any Participant or Purchasing Lender which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Participant or Purchasing Lender, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Participant or Purchasing Lender in respect of the Loans or Commitments, (ii) to furnish to the transferor Lender, the Agent and the Borrower two properly executed original Internal Revenue Service Forms 4224 or 1001 (or any successor forms) and properly executed Internal Revenue Service Forms W-8 and W-9, as the case may be, (wherein such Participant or Purchasing Lender claims entitlement to complete exemption from the United States federal withholding tax on all interest payments hereunder and all fees payable under Section 2.3) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower new Internal Revenue Service Forms 4224 or 1001 upon the expiration or obsolescence of any previously delivered form or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Transferor Lender, the Agent and the Borrower, and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Purchasing Lender, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption.

                 (f) Notwithstanding anything to the contrary set forth in this Section 9.11, (i) any Lender may sell to any of its Affiliates all or any part of its rights and obligations under this Agreement and the Notes, and (ii) upon the occurrence and during the continuance of an Event of Default, any Lender may sell to any Purchasing Lender all or any part of its rights and obligations under this Agreement and the Notes, in either case notwithstanding that the Borrower does not consent to such sale, provided such Lender has obtained the consent of the Agent and otherwise meets the requirements of this
Section 9.11.

                 SECTION 9.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

                 SECTION 9.13. Confidentiality. The Lenders and the Agent shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Lenders and the Agent may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process; provided, however, that any such proposed syndicate member or proposed transferee or participant shall have agreed in writing for the Borrower's benefit to be bound by the terms of this Section 9.13. In no event shall any Lender or the Agent be obligated or required to return any materials furnished to it by the Borrower.

                 SECTION 9.14.    Change in Accounting Principles.

                 (a) If any changes in accounting principles from those used in the preparation of the financial statements referred to in clause
(a)(i) of Section 5.4 hereafter occur as a result of the promulgation of rules, regulations, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in this Agreement; or

                 (b) there is any change in the Borrower's Fiscal Year with the Required Lenders' prior written consent pursuant to Section 6.2.17 hereof;

the parties hereto agree to enter into negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that, until the parties hereto have reached a definitive agreement on such amendments the Borrower shall not change its Fiscal Year and the Borrower's financial condition and operations shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in clause (a)(i) of Section 5.4.

                 SECTION 9.15. Waiver of Jury Trial, Etc. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND SUCH LENDERS ENTERING INTO THIS AGREEMENT.

                 SECTION 9.16. Limitation of Liability. Neither the Agent, the Lenders nor any Affiliate thereof shall have any liability with respect to, and THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON, ANY CLAIM FOR ANY SPECIAL, INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE TRANSACTIONS CONTEMPLATED HEREIN, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH.

                 SECTION 9.17. Usury Savings Clause. Notwithstanding anything to the contrary in this Agreement or any other Loan Document or Warrant Document, if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by the Borrower or any other Loan Party under any of the Loan Documents or Warrant Documents that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Lender with respect to such Obligation (each a "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter such rate of interest accruing on Obligations held by such Lender is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest to such Lender at the Maximum Lawful Rate until such time as the total interest received by such Lender in respect of the

Obligations held by it is equal to the total interest which such Lender would have received had interest on all Obligations held by such Lender (but for the operation of this Section 9.17) accrued at the rate otherwise applicable under this Agreement and the other Loan Documents. Thereafter, interest payable to such Lender in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement or other Loan Documents unless and until such rate again exceeds the Maximum Lawful Rate, in which event this
Section 9.17 shall again apply. In no event, shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 9.17, (a) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Borrower and such Lender shall (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Loans so that interest for the entire term of the Loans shall not exceed the Maximum Lawful Rate. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 9.17 shall make a final determination that any Lender has received interest in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess, first to any interest due and outstanding under this Agreement and the other Loan Documents, second to any principal due and payable under this Agreement and the Notes, third to the remaining principal amount of the Notes and fourth to other unpaid Obligations held by such Lender, and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order. In the event and to the extent that a court of competent jurisdiction determines, notwithstanding the provisions of Section 9.9, that the laws of the State of Texas apply for purposes of determining the Maximum Lawful Rate, then pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that such Chapter 15 shall not govern or in any manner apply to the Obligations.

                 SECTION 9.18. Effectiveness of Execution and Delivery by Milestone. This Agreement and the other Loan Documents to which Borrower is a party shall be deemed executed and delivered by Milestone upon the consummation of the Merger, and the execution and delivery by Milestone of this Agreement shall not be a condition to the execution, delivery and effectiveness of this Agreement as between Mergerco I, the Lenders and the Agent.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                       MHI ACQUISITION CORPORATION I



                                       By: /s/ William A. Brosius
                                          ---------------------------------
                                          Name:   William A. Brosius
                                          Title:  Chief Financial Office



                                       MILESTONE HEALTHCARE, INC.



                                       By: /s/ William A. Brosius
                                          ---------------------------------
                                          Name:   William A. Brosius
                                          Title:  Chief Financial Office




Percentage
- ----------

   100% - Revolving                    INTERNATIONALE NEDERLANDEN (U.S.)
   100% - Term                         CAPITAL CORPORATION, AS AGENT AND AS
                                       LENDER



                                       By: /s/
                                          ---------------------------------
                                          Name:
                                          Title: